UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

LIFETIME BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2023 Annual Meeting and Proxy Statement

June 22, 2023 Garden City, New York

MESSAGE FROM THE CHAIRMAN OF THE BOARD OF DIRECTORS

Dear Fellow Stockholder:

I invite you to participate in our Annual Meeting of Stockholders on Thursday, June 22, 2023 at 10:30 a.m. Eastern Time, online via live webcast at www.meetnow.global/MDCWV2T. This year’s Annual Meeting will be virtual only. Information on how to participate in the Annual Meeting can be found on page 10 of the Proxy Statement.

At the Annual Meeting, you will be asked: to elect a board of nine directors; to ratify the appointment of our independent registered public accounting firm; and to approve the 2022 compensation of the Company’s named executive officers.

We are taking advantage of the Securities and Exchange Commission rule that allows companies to provide their stockholders with access to proxy materials over the Internet. On or about May 3, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders informing them that our Proxy Statement, Annual Report for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) and voting instructions are available online. As more fully described in that Notice, all stockholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials. This allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner. You can also visit our website, www.lifetimebrands.com, where you will find this Proxy Statement and our 2022 Annual Report.

On behalf of our directors and our management team, I thank you for your continued support of Lifetime Brands.

Best regards,

/s/ Jeffrey Siegel

Jeffrey Siegel

Chairman of the Board of Directors

April 27, 2023

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 22, 2023: On or about May 3, 2023, we will begin mailing a notice called the Notice of Internet Availability of Proxy Materials to our stockholders advising them that this Proxy Statement, the 2022 Annual Report and voting instructions can be accessed over the Internet at www.envisionreports.com/LCUT. You may then access these proxy materials over the Internet, or you may request that a printed copy of the materials be sent to you. If you want to receive a paper or e-mail copy of these proxy materials, you must request one over the Internet at www.envisionreports.com/LCUT, by calling toll free 1-866-641-4276, or by sending an e-mail to investorvote@computershare.com with “Proxy Materials Lifetime Brands, Inc.” in the subject line. There is no charge to you for requesting a copy.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 22, 2023, 10:30 a.m. Eastern Time

1000 Stewart Avenue, Garden City, New York 11530

Notice is hereby given that the Annual Meeting of Stockholders of Lifetime Brands, Inc., a Delaware corporation (the “Company”), will be held online via live webcast at www.meetnow.global/MDCWV2T on Thursday, June 22, 2023 at 10:30 a.m. Eastern Time (the “Annual Meeting”), for the following purposes:

(1)

To elect a board of directors of the nine nominees named in the accompanying Proxy Statement, each to serve until the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023; and

(3)	To approve, on a non-binding advisory basis, the 2022 compensation of the Company’s named executive officers.

In addition to the foregoing, the Annual Meeting will include the transaction of such other business as may properly come before the meeting, or any adjournment(s), continuation(s), rescheduling(s) or postponement(s) thereof.

Stockholders of record at the close of business on April 25, 2023 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s), continuation(s), rescheduling(s) or postponement(s) thereof. A complete list of the stockholders entitled to vote at the Annual Meeting may be accessed electronically, upon request, starting ten (10) days prior to the Annual Meeting by contacting our Corporate Secretary via email at sara.shindel@lifetimebrands.com. In addition, such stockholder list will be posted on the virtual meeting website and will be accessible during the Annual Meeting.

The Annual Meeting will be held online only via live webcast and there will be no physical location for stockholders to attend the Annual Meeting. Stockholders will be able to vote electronically and submit questions prior to the Annual Meeting by logging in at www.meetnow.global/MDCWV2T and entering their 15-digit control number or may vote and ask questions during the Annual Meeting by logging in and entering the required information at the meeting date and time. Guests may log in to the website and virtually attend the Annual Meeting, but only stockholders who have 15-digit control numbers will be able to vote and ask questions.

By Order of the Board of Directors,

/s/ Sara Shindel

Sara Shindel

Secretary

Garden City, New York

April 27, 2023

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Proxy Statement involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “approximate,” “outlook,” “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “goal,” “should,” and similar expressions may identify forward-looking statements. The following factors, in addition to those disclosed in “ITEM 1A. RISK FACTORS” of our 2022 Annual Report and in our other filings made with the SEC could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements included in this Proxy Statement: the ongoing impact of COVID-19 to our business; changes in global economic and financial conditions; failure to appropriately address emerging environmental, social, and governance matters, including new and emerging government regulations designed to address climate change; failure to protect our reputation; adverse conditions affecting our supply chain; or ability to attract or retain talent. There can be no assurance that the forward-looking statements included in this Proxy Statement will prove to be accurate, and new risks may emerge from time to time. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

PROXY STATEMENT SUMMARY

2022 PERFORMANCE

The Company’s financial results for 2022 included the following:

•	Net sales were $727.7 million in 2022, as compared to net sales of $862.9 million in 2021.

•	Adjusted income from operations was $34.8 million in 2022, as compared to $67.2 million in 2021.(1)

•	Net loss was $(6.2) million in 2022, as compared to a net income of $20.8 million in 2021.

•	Adjusted net income was $6.7 million in 2022, as compared to $36.8 million in 2021.(1)

•	Adjusted EBITDA was $58.2 million, as compared to $95.1 million in 2021.(1)

(1) These amounts represent non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measure is included in Appendix A.

VOTING MATTERS & BOARD RECOMMENDATIONS

Proposal No.	Proposal	Board Recommends
1

To elect a board of directors of the nine nominees named in the accompanying Proxy Statement, each to serve until the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

FOR each nominee

2	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.	FOR

3	To approve, on a non-binding advisory basis, the 2022 compensation of the Company’s named executive officers.	FOR

BOARD NOMINEES AND COMMITTEE ASSIGNMENTS

There are nine director nominees for election at our Annual Meeting, to hold office until the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. All of the nominees are currently serving as directors of the Company and were elected to the Board of Directors (the “Board”) at the 2022 Annual Meeting of Stockholders. Our current Board member John Koegel is retiring and not standing for re-election at the Annual Meeting, at which time the Board size will be reduced from ten to nine directors.

Name	Age	Main Occupation	Joined Board	Committee Assignment
Jeffrey Siegel	80	Chairman of the Board, Former, Executive Chairman[1], Lifetime Brands, Inc.	1967	Exec (Chair), ESG

Robert B. Kay	61	CEO, Lifetime Brands, Inc.	2018	Exec, ESG

Rachael A. Jarosh	54	Former President and CEO, Enactus	2020	Nom/Gov, ESG

Cherrie Nanninga	74	Partner, Real Estate Solutions Group, LLC	2003	Nom/Gov, Comp (Chair)

Craig Phillips	72	Retired, Senior VP – Distribution[2], Lifetime Brands, Inc.	1974	Nom/Gov, Audit

Veronique Gabai-Pinsky	57	Former Global President, The Vera Wang Group	2020	Nom/Gov, ESG (Chair)

Bruce G. Pollack	64	Managing Partner, Centre Partners Management, LLC	2018	Nom/Gov, Comp

Michael J. Regan	81	Retired Certified Public Accountant	2012	Nom/Gov, Audit (Chair)

Michael Schnabel	45	Senior Partner, Centre Partners Management, LLC	2018	Nom/Gov

Abbreviations: Nom/Gov = Nominating/Governance Committee; Audit = Audit Committee; Comp = Compensation Committee; Exec = Executive Committee; ESG = ESG Committee

1 Mr. J. Siegel ceased serving as Executive Chairman, effective March 31, 2023.

2 Mr. Phillips retired and resigned as Senior Vice-President – Distribution, effective January 2, 2015.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Diversity

Board Diversity Matrix (as of April 27, 2023)
Board Size:
Total Number of Directors	10 (as of April 27, 2023)
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	7	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

CORPORATE GOVERNANCE PRACTICES

Our corporate governance practices include the following best practices:

●	a majority vote director resignation policy,
●	a declassified Board, with the annual election of directors,
●	a compensation philosophy for named executive officers aligning compensation with short-term and long-term performance, including drivers of stockholder value,
●	stock ownership guidelines for directors,
●	stock ownership guidelines for our executive officers,
●	stockholders can take action by written consent,
●	anti-hedging provisions,
●	stockholders have the right to remove directors with or without cause,
●	our strong corporate citizenship, including our donation practices, our partnership with organizations and our avoidance of the use of conflict minerals, and
●

our commitment to having a diverse Board as a total of 40% of our Board (four of ten) is composed of female and/or racially diverse directors, with 10% of our Board (one of ten) composed of a director who self-identifies as an underrepresented minority (in each case, as of April 27, 2023).

ESG STRATEGY

We believe that our practices and procedures should align, where practicable, with our environment, social and governance (“ESG”) strategies. We continue to formalize some of the ways we manage ESG-related activities and undertook the following actions.

•

The Board formed an ESG Committee in 2021 that is tasked with overseeing the Company’s overall ESG strategy. The ESG Committee will consider strategies relevant to the Company’s ESG practices in a manner aligned with the Company’s overall business strategy. The ESG Committee also oversees and monitors the Company’s strategies relating to human capital management and diversity and inclusion initiatives.

•	The Company engaged The Good Company Consulting LLC, d/b/a Good.Lab, an ESG consulting firm, to assist the Company in prioritizing initiatives and goals in ESG areas for its U.S. operations.

•

The Company’s U.K. subsidiary, Lifetime Brands Europe Limited (“LBE”), launched its own sustainability program and initiatives, engaging Earthly, a company that specializes in carbon removal solutions, to assist in analyzing environmental factors impacting various stakeholders and further support LBE in its mission of having a positive impact in the areas of climate, health and safety, and charitable efforts within the local community.

THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO PARTICIPATE IN THE ANNUAL MEETING ONLINE VIA LIVE WEBCAST AT WWW.MEETNOW.GLOBAL/MDCWV2T. WHETHER OR NOT YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE VOTE YOUR SHARES USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER, OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD OR VOTING INSTRUCTION FORM YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST. STOCKHOLDERS WHO HAVE SUBMITTED COMPLETED PROXY CARDS OR VOTING INSTRUCTION FORMS MAY REVOKE THEIR PROXIES AND VOTE DURING THE ANNUAL MEETING.

LIFETIME BRANDS, INC.

1000 Stewart Avenue,

Garden City, New York 11530

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 22, 2023

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Lifetime Brands, Inc., a Delaware corporation (the “Company,” “us” or “we”), for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 22, 2023 at 10:30 a.m. Eastern Time online via live webcast at www.meetnow.global/MDCWV2T. Stockholders of record at the close of business on April 25, 2023 are entitled to notice of and to vote at the Annual Meeting.

On or about May 3, 2023, we will begin mailing a notice, called the Notice of Internet Availability of Proxy Materials (the “Notice”), to our stockholders advising them that this Proxy Statement, the 2022 Annual Report and voting instructions can be accessed over the Internet at www.envisionreports.com/LCUT. You may then access these proxy materials over the Internet, or you may request that a printed copy of the materials be sent to you. If you want to receive a paper or e-mail copy of these proxy materials, you must request one over the Internet at www.envisionreports.com/LCUT, by calling 1-866-641-4276 toll free, or by sending an e-mail to investorvote@computershare.com with “Proxy Materials Lifetime Brands, Inc.” in the subject line. There is no charge to you for requesting a copy.

THE ANNUAL MEETING

On April 25, 2023, there were 21,693,322 shares of the Company’s common stock, $0.01 par value, issued and outstanding. Each share of the Company’s common stock entitles the holder thereof to one vote on each matter submitted to a vote of stockholders at the Annual Meeting.

All shares of common stock represented by properly executed proxies or voting instruction forms will be voted at the Annual Meeting in accordance with the directions marked on the proxies or voting instruction forms unless such proxies or voting instruction forms have previously been revoked. If no directions are indicated on such proxies or voting instruction forms, they will be voted FOR Proposal 1 – the election of each nominee named under Election of Directors, FOR Proposal 2 – the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023, and FOR Proposal 3 – the approval, on a non-binding advisory basis, of the 2022 compensation of the Company’s named executive officers. If any other matters are properly presented at the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each proxy executed and returned by a stockholder by any of the methods indicated below may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or, if a stockholder participates online in the Annual Meeting, he or she may elect to revoke his or her proxy and vote his or her shares personally.

VOTE REQUIRED FOR APPROVAL

A majority of our outstanding shares of common stock present at the Annual Meeting, by virtual participation or by proxy, and entitled to vote shall constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Assuming a quorum is present, (1) directors shall be elected by a plurality of the votes cast in the election of directors, (2) the affirmative vote of a majority of the shares present at the Annual Meeting, by virtual participation or by proxy, and entitled to vote is necessary to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and (3) the affirmative vote of a majority of the shares present at the Annual Meeting, by virtual participation or by proxy, and entitled to vote is necessary to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

With respect to Proposal 1, you may vote for all nominees, withhold your vote as to all nominees, or vote for all nominees except those specific nominees from whom you withhold your vote. The nine nominees receiving the most “FOR” votes will be elected. Properly executed proxies marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than nine directors and stockholders may not cumulate votes for the election of any directors.

With respect to Proposals 2 and 3, you may vote for, against or abstain from voting on any of these proposals.

If a stockholder, present by virtual participation or by proxy, abstains on a matter, such stockholder’s shares of common stock, although included in the quorum, will not be voted on such matter. Thus, an abstention from voting on either Proposal 2 or 3 has the same effect as a vote “against” the matter.

Brokers, banks or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner. Applicable rules prohibit brokers from voting on Proposals 1 and 3 without receiving instructions from the beneficial owner of the shares. Brokers may vote on Proposal 2 absent instructions from the beneficial owner.

A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but, in the absence of instructions, shares subject to such broker non-votes will not be counted for purposes of determining the number of votes present by virtual participation or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum.

In determining whether a proposal has received the requisite number of votes, broker non-votes will have no effect on the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1) and will have no effect on the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present at the Annual Meeting, by virtual participation or by proxy, and entitled to vote (Proposal 2 and 3).

HOW TO VOTE

You may vote your shares by one of the following methods:

INTERNET: To vote your shares by Internet, please visit the website listed on your proxy card or voting instruction form and follow the on-screen instructions. If you vote by Internet, you do not need to mail your proxy card or voting instruction form.

TELEPHONE: To vote your shares by telephone, please follow the instructions on your proxy card or voting instruction form. If you vote by telephone, you do not need to mail your proxy card or voting instruction form.

MAIL: To vote your shares by mail, please follow the instructions on your proxy card or voting instruction form. Please be sure to sign and date your completed proxy card or voting instruction form before mailing. If you do not sign your proxy card or voting instruction form, your votes cannot be counted. Please mail your proxy card or voting instruction form in the pre-addressed, postage-paid envelope.

VOTE ONLINE DURING THE MEETING: You may vote online during the Annual Meeting by visiting the link www.meetnow.global/MDCWV2T. If you are the registered holder of your shares, meaning that you hold your shares through Computershare Investor Services (“Computershare”), our transfer agent, you do not need to register in advance for the Annual Meeting. The 15-digit control number provided on your Notice, proxy card or voting instruction form is necessary to access this site. If you hold your shares in “street name,” meaning that you hold your shares through a broker, bank or other nominee, please follow the directions below to register in advance for the Annual Meeting. Guests may virtually attend the Annual Meeting but will not be able to vote during the Annual Meeting.

PARTICIPATING IN THE ANNUAL MEETING

You are entitled to participate in the Annual Meeting only if you were a stockholder of record or a beneficial owner of shares of our common stock as of the close of business on the Record Date, April 25, 2023, or you hold a valid proxy for the Annual Meeting. Our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted only via live webcast. Guests may virtually attend the meeting but will not be able to vote or ask questions.

You will be able to virtually attend the Annual Meeting, examine our shareholder list, and submit your questions during the meeting by visiting www.meetnow.global/MDCWV2T. You also will be able to vote your shares online by participating in the Annual Meeting.

To participate in the Annual Meeting, visit www.meetnow.global/MDCWV2T and enter the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you hold your shares in “street name,” please contact the broker, bank, or other nominee that holds your shares to receive proof of your beneficial ownership and submit such proof, along with your name and email information, to Computershare in advance of the Annual Meeting no later than 5:00 p.m. Eastern Time on June 12, 2023. Requests for registration must be labeled as “Legal Proxy,” and may be submitted (i) via email to legalproxy@computershare.com by forwarding the email from your broker regarding your beneficial ownership or sending an image of your legal proxy, or (ii) sending proof of your beneficial ownership via mail to: Computershare, Lifetime Brands, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001. Upon receipt of such proof of beneficial ownership, Computershare will then register you for virtual attendance at the Annual Meeting and provide you with an email confirming your registration.

The Annual Meeting will begin promptly at 10:30 a.m. Eastern Time on June 22, 2023. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. Help and technical support for accessing and participating in the virtual meeting will be available by following the instructions on the virtual meeting website.

If you are a stockholder and wish to submit questions prior to or during the Annual Meeting, log into the virtual meeting platform at www.meetnow.global/MDCWV2T. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. To ensure the meeting is conducted in a manner that is fair to all stockholders, the chair of the meeting may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. We reserve the right to edit or reject questions we deem inappropriate. By virtually attending the Annual Meeting, stockholders agree to abide by the agenda and procedures for the Annual Meeting.

MAJORITY VOTING GOVERNANCE PRINCIPLE

Although our Bylaws provide for a plurality voting standard for the election of directors, our Board has adopted, as a governance principle, a majority voting standard for uncontested director elections and a plurality voting standard for contested director elections. For this purpose, a “majority of votes cast” means that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Accordingly, subsequent to the election of directors at the Annual Meeting, any elected director who is not elected by an affirmative vote of a majority of the votes cast at the Annual Meeting shall submit his or her resignation to our Board, to be effective upon the Board’s determination of whether to accept or reject the resignation. Upon receipt by our Board of such resignation, our Board shall, in its sole judgment and discretion, within 90 days from the submission of such director’s resignation as a director of the Company, determine whether to accept or reject such director’s resignation. If our Board rejects such director’s resignation as a director of the Company, then we shall prepare and file a Current Report on Form 8-K to explain our Board’s rationale for its rejection of such director’s resignation.

PROXY SOLICITATION

We will bear the cost of preparing, printing, assembling and mailing the Notice, form of proxy, this Proxy Statement, the 2022 Annual Report and other materials that may be sent to stockholders in connection with this solicitation. We have retained Georgeson, a proxy solicitation firm, at an anticipated cost of $10,000 plus reimbursement of expenses, to assist in soliciting proxies from brokers, banks, nominees, and institutional holders. Georgeson may solicit votes personally or by telephone, mail or electronic means. In addition, Georgeson and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

It is contemplated that brokerage houses will forward the proxy materials to beneficial holders at our request. In addition to the solicitation of proxies by the use of mail, our officers and other employees may solicit proxies personally, by telephone or by electronic means without being paid any additional compensation. We will reimburse such persons for their reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 20, 2023 (except where otherwise noted) based on a review of information filed with the Securities and Exchange Commission (“SEC”) and our records with respect to (i) each person known to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all our directors and executive officers as a group.

Name of beneficial owner	Number of shares beneficially owned	Percent of shares beneficially owned*

DIRECTORS AND EXECUTIVE OFFICERS (1)

Jeffrey Siegel	1,347,255 (2)	6.1%

Robert B. Kay	904,765 (3)	4.1%

Rachael A. Jarosh	27,068	†

John Koegel	69,556	†

Cherrie Nanninga	71,831	†

Craig Phillips	588,510	2.7%

Veronique Gabai-Pinsky	22,871	†

Bruce G. Pollack	6,030,673 (4)	27.8%

Michael J. Regan	56,605	†

Michael Schnabel	37,557	†

Daniel Siegel	411,801 (5)	1.9%

Laurence Winoker	122,873 (6)	†

All directors and executive officers as a group (12 persons)	9,691,365	43.3%

Name of beneficial owner	Number of shares beneficially owned	Percent of shares beneficially owned

Centre Partners V, L.P. 601 Lexington Avenue, 55th Floor New York, New York 10022.	5,993,116 (7)	27.6%

Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, Texas 78746	1,350,667(8)	6.2%

Mill Road Capital II, L.P. 382 Greenwich Avenue, Suite One Greenwich, Connecticut 06830	1,208,503 (9)	5.6%

Notes:

*

Calculated on the basis of 21,693,322 shares of common stock outstanding on April 20, 2023. Pursuant to the regulations of the SEC, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares. Each person is deemed to be the beneficial owner of shares which may be acquired within sixty days of April 20, 2023 through the exercise of options, warrants, and other rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person.

†	Less than 1%.
(1)	The address of such individuals is c/o the Company, 1000 Stewart Avenue, Garden City, New York 11530.
(2)

Consists of: (i) 1,131,245 shares owned directly by Mr. Jeffrey Siegel, (ii) 1,010 shares owned by Mr. Siegel’s wife, and (iii) 215,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(3)

Consists of: (i) 441,765 shares owned directly by Mr. Kay, (ii) 63,000 shares that are indirectly owned in an irrevocable family trust, (iii) 21,816 shares issuable upon the exercise of options which are exercisable within 60 days, and (iv) 378,184 shares issuable upon the exercise of options that are indirectly owned in an irrevocable family trust that are exercisable within 60 days.

(4)

Consists of: (i) 37,557 shares owned directly by Mr. Pollack, (ii) 5,593,116 shares held by Taylor Parent (as defined below), and (iii) 400,000 shares held by Centre Capital Investors V, L.P. (“Centre Investors”). Centre Partners V, L.P. (“Centre Partners LP”) is the sole general partner of Centre Investors. CP Taylor GP, LLC (“CP Taylor”) has the authority to appoint the board of directors of Taylor Parent. Centre Partners LP is the sole member of CP Taylor and the general partner of Centre Investors. Centre Partners V LLC (“Centre Partners”) is the general partner of Centre Partners LP. JRJ V LP (“JRJ LP”) and Harwich Road V LP (“Harwich Road LP”) are co-managers of Centre Partners. JRJ Inc. (“JRJ”) is the general partner of JRJ LP. Harwich Road Inc. (“Harwich Road”) is the general partner of Harwich Road LP. Bruce G. Pollack is the president of JRJ. David Jaffe is the president of Harwich Road. As such, Centre Partners LP, Centre Partners, JRJ LP, Harwich Road LP, JRJ, Harwich Road, Bruce G. Pollack and David Jaffe may be deemed to beneficially own the shares of the Company owned directly by Centre Investors and CP Taylor, Centre Partners LP, Centre Partners, JRJ LP, Harwich Road LP, JRJ, Harwich Road, Bruce G. Pollack and David Jaffe may be deemed to beneficially own the shares of the Company owned directly by Taylor Parent.

(5)

Consists of: (i) 364,601 shares owned directly by Mr. Daniel Siegel, (ii) 8,400 shares owned by Mr. Siegel’s wife, (iii) 6,800 shares held as Uniform Transfer to Minors Act Custodian for children and (iv) 32,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(6)	Consists of: (i) 106,873 shares owned directly by Mr. Winoker and (ii) 16,000 shares issuable upon the exercise of options which are exercisable within 60 days.
(7)

Based solely on Forms 4 filed with the SEC on behalf of Centre Partners LP and Mr. Pollack on May 17, 2019 and June 27, 2022, respectively. Consists of: (i) 5,593,116 shares held by Taylor Parent, and (ii) 400,000 shares held by Centre Investors. See footnote 4 above for a further description of the beneficial ownership of these shares.

(8)

Based on solely on Amendment No. 13 to the Schedule 13G filed with the SEC on February 10, 2023. Dimensional Fund Advisors LP has sole voting power with respect to 1,322,725 shares and sole dispositive power with respect to 1,350,667 shares.

(9)

Based solely on Amendment No. 12 to the Schedule 13D filed with the SEC on October 19, 2021. Represents shares owned by Mill Road Capital II, L.P. (“MR Capital Fund”). MR Capital Fund directly holds, and thus has sole voting and dispositive power over, 1,208,503 shares. Mill Road Capital II GP LLC (“MR Capital GP”), as sole general partner of MR Capital Fund, also has sole authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, the shares held on behalf of MR Capital Fund, and Thomas E. Lynch has shared authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, these shares on behalf of MR Capital GP. Accordingly, each of MR Capital GP, MR Capital Fund, and Mr. Lynch (collectively, the “MR Reporting Persons”) beneficially owns 1,208,503 shares of common stock, and the MR Reporting Persons beneficially own, in the aggregate, 1,208,503 shares of common stock.

Proposal No. 1

ELECTION OF DIRECTORS

Nine directors are proposed to be elected at the Annual Meeting to hold office until the 2024 Annual Meeting of Stockholders, and each director shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. Each of the nominees is one of our current directors.

With respect to Messrs. Kay, Pollack and Schnabel, as previously disclosed, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Taylor Parent, LLC, a Delaware limited liability company (“Taylor Parent”), and Taylor Holdco, LLC, a Delaware limited liability company (dba Filament Brands, and which the Company refers to as “Filament”) and related entities, providing for the acquisition of Filament by the Company (the “Filament Acquisition”). In connection with the Merger Agreement, the Company entered into a stockholders’ agreement (the “Stockholders Agreement”) by and among the Company, Taylor Parent and other related stockholders. Pursuant to the Merger Agreement and the Stockholders Agreement, the Company was required to appoint three Taylor Parent designees to the Board. On March 1, 2018, effective upon the closing of the Filament Acquisition, the Board unanimously voted to expand the Board and to appoint Messrs. Kay, Pollack and Schnabel to fill the newly created vacancies on the Board. Messrs. Kay, Pollack and Schnabel were subsequently elected to the Board by the Company’s stockholders at the 2018 through 2022 Annual Meetings and are standing for re-election to the Board at the 2023 Annual Meeting.

The following nine nominees have been recommended by the Board. It is the intention of the persons named as proxies in the enclosed proxy card to vote the shares covered thereby FOR the election of the nine persons named below, unless a proxy card received by them contains contrary instructions:

Director Nominees

Jeffrey Siegel is Chairman of the Board of Directors and has held this position since June 2001. Mr. Siegel served the Company in various capacities and has been a director of the Company since 1967. Mr. Siegel held the position of President from December 1999 to 2013, the position of Chief Executive Officer from December 2000 to March 2018 and the position of Executive Chairman from March 2018 until March 31, 2023. Mr. Siegel is a cousin of Craig Phillips and the father of Daniel Siegel.

Robert B. Kay is our Chief Executive Officer and has served in such role since the consummation of the Filament Acquisition in March 2018. Mr. Kay previously served as the Chairman and Chief Executive Officer of Filament from 2012 to 2018. Mr. Kay began his career at Deloitte & Touche where he spent six years as a management consultant. From 1993 until 1998, he served as the Senior Vice President and Chief Financial Officer of Oxford Resources Corp., a Nasdaq-listed consumer finance company. From 1999 to 2005, Mr. Kay was President and Chief Executive Officer of Key Components, Inc., a diversified industrial company. In 2006, Mr. Kay joined Kaz, Inc. as Executive Chairman until the company was sold to a publicly traded strategic buyer in 2010. Mr. Kay has been a member of the operating partner network of Centre Partners Management, LLC, which, through its affiliates, beneficially owns a majority of the capital stock of Taylor Parent, LLC, since 2005. Mr. Kay also serves on the board of Nearly Natural, LLC, a private portfolio company of Centre Partners Management, LLC.

Rachael A. Jarosh is past President and Chief Executive Officer of Enactus, the largest experiential learning platform in social entrepreneurship for university and college students worldwide. She served in this role from 2016 to 2021. Prior, Ms. Jarosh served as President of the foundation and led global communications for Pentair plc; and held varied roles at RBC Dain Rauscher, Supervalu, Inc. (now UNFI), and Carmichael Lynch Spong. She began her career as an attorney in 1993.

Cherrie Nanninga has been a partner of Real Estate Solutions Group, LLC, a privately-held real estate consulting firm, since May 2014 and prior to that was the Chief Operating Officer of the New York Tri-State Region of CBRE, a commercial real estate firm, since 2002. For 23 years prior thereto, Ms. Nanninga was employed by The Port Authority of New York and New Jersey where she most recently served as Deputy Chief Financial Officer and Director of Real Estate.

Craig Phillips held the position of Senior Vice-President — Distribution from July 2003 to January 2015 when he retired from the Company. Previously, Mr. Phillips held the position of Vice-President — Manufacturing from 1974 to 2003. Mr. Phillips, a cousin of Mr. Jeffrey Siegel, has been a director of the Company since 1974.

Veronique Gabai-Pinsky held the position of Global President of the Vera Wang Group, a fashion designer, manufacturer, and distributor, from 2015 to 2018. Previously, Ms. Gabai-Pinsky held the position of Global President of ADF (all fragrance portfolio), Lab Series (skin care for men) Beauty Bank and Idea Bank (New Brands Development), all divisions of the Estee Lauder Companies from 2006 to 2015 and served as the General Manager for Donna Karan and Michael Kors in the same ADF division from 2003 to 2006. Prior to her service at the Estee Lauder Companies, Ms. Gabai Pinsky held various executive level marketing and management positions at large international beauty companies such as Dragoco (now Symrise), LVMH and L’OREAL from 1988 to 2003. Ms. Gabai Pinsky currently serves on the Board of Directors of Inter Parfums, Inc. (Nasdaq: IPAR), a publicly-traded company, since 2017 and leads her own eponymous brand of luxury perfumes, which she founded in late 2019.

Bruce G. Pollack is a Managing Partner of Centre Partners Management, LLC where he has been employed since 1991. Mr. Pollack began his career in the investment banking divisions of Becker Paribas Incorporated and Merrill Lynch Capital Markets. Mr. Pollack currently serves on the Boards of Directors of Taylor Parent, LLC, Sabrosura Foods, LLC, Seafood Kitchen Holding, LLC, Tastemakers LLC, Nearly Natural, LLC, Golding Farms Foods, Inc., Midwest Mobility Solutions, Inc. and One World Fitness PFF, LLC, each a private portfolio company of Centre Partners Management, LLC. Mr. Pollack previously served on the Boards of Directors of a number of companies including Taylor Precision Products, Inc. (until March 2018), Bellisio Foods, Inc., Bumble Bee Foods, L.P., KIK Corporation Holdings, Inc., Salton, Inc. and a number of other private companies. Mr. Pollack received a B.A. from Brandeis University.

Michael J. Regan is a retired certified public accountant. From 1996 to 2002, Mr. Regan was the Vice Chairman and Chief Administrative Officer of KPMG LLP, a leading independent public accounting firm, and was the lead audit partner for many Fortune 500 companies during his 40-year tenure with KPMG (1962 to 2002). Mr. Regan currently serves on the Board of Directors of Light & Wonder (previously known as Scientific Games Corporation), an entertainment and media company (since 2006). The Board has determined that Mr. Regan is an “Audit Committee Financial Expert,” as defined by SEC rules.

Michael Schnabel is a Senior Partner of Centre Partners Management LLC. Mr. Schnabel joined Centre Partners Management, LLC in 2002. Prior to joining Centre Partners Management LLC, he served as Director of Finance at OmniSky Corporation after having worked in Donaldson, Lufkin & Jenrette Securities Corp.’s investment banking department. Mr. Schnabel currently serves on the Board of Directors of Taylor Parent, Covenant Care, LLC, Nearly Natural, LLC, Sun Orchard, Inc., Sabrosura Foods, LLC, KNS International, LLC and Guy & O’Neill, Inc. each of which is either a private portfolio company of Centre Partners Management, LLC or a subsidiary of the Company. He previously served on the Boards of Directors of ActionEmco Acquisition, LLC, Bellisio Foods, Inc., Bradford Health Services, LLC, Captain D’s, LLC, CDSI Holding Company, Inc., Group Dekko Holdings, Inc., Stonewall Kitchen LLC and Uno Restaurant Holdings Corp. Mr. Schnabel received a B.S. from Duke University.

Key Qualifications of Director Nominees

The following chart sets forth the specific experience, qualifications, attributes or skills that led to the Board’s determination that each director nominee is qualified to serve on the Board. Because it is a summary, it does not include all of the skills, experiences, and qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a director does not possess it. All of our directors exhibit high integrity, an appreciation for diversity of background and thought, innovative thinking, a proven record of success, and deep knowledge of corporate governance requirements and best practices.

Nominee	Key Qualifications

Jeffrey Siegel

Service as our Executive Chairman until his transition to Chairman of the Board in 2023; extensive knowledge of our strategy, operations and financial position and of the housewares and retail industries.

Robert B. Kay	Service as our Chief Executive Officer; distinguished career as the Chief Executive Officer in the housewares industry; experience gained in leadership positions in various industries.

Rachael A. Jarosh

Strong background in communications, finance and general management with deep knowledge of private sector environmental, social, and governance (ESG) matters; strong legal experience as senior counsel in corporate practice in private practice and knowledge of investment banking with a background in investment research and banking at a large bank.

Cherrie Nanninga

Extensive experience as a financial and operations executive; experience as Deputy Chief Financial Officer of a large public sector organization and Chief Operating Officer of a large division of a multinational company; knowledge of the Company and the housewares industry through board service.

Craig Phillips

Longstanding service as our Senior Vice-President – Distribution and Vice-President – Manufacturing until his retirement in 2015; knowledge of our strategy, operations and financial position and of the housewares industry.

Veronique Gabai-Pinsky

Expert in brand building, product development, creative and innovation, global business management, organizational design, talent management, brand portfolio management through senior leadership positions in the beauty and fragrance industry and the ready to wear apparel industry.

Bruce G. Pollack	Extensive investment banking and private equity experience; board of director leadership experience through portfolio companies of Centre Partners Management, LLC.

Michael J. Regan

Notable career with extensive public company board experience; experience as an audit partner in a large international accounting firm; financial, business and strategic acumen and knowledge of the retail and consumer products industries.

Michael Schnabel	Extensive investment banking and private equity experience; board of director leadership experience through portfolio companies of Centre Partners Management, LLC.

Each of the nominees have consented to being named in this proxy statement and to serve on the Board if elected. We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, should any of the foregoing nominees become unavailable for any reason, the persons named as proxies in the enclosed proxy card intend to vote for such other person or persons as the Board may nominate.

Our director nominees are highly qualified and, as a group, embody an effective and robust mix of skills and experience, as shown in the matrix below.

Skills Matrix

	R. Jarosh	R. Kay	C. Nanninga	C. Phillips	V. Gabai- Pinsky	B. Pollack	M. Regan	M. Schnabel	J. Siegel

Knowledge, Skills and Experience

Public Company Board Experience		X	X		X	X	X

Financial	X	X	X	X		X	X	X	X

Risk Management		X	X	X	X	X	X	X

Accounting						X	X	X	X

Corporate Governance			X		X	X	X	X	X

Legal/Regulatory			X

Human Capital/Compensation	X	X	X	X	X	X		X	X

Executive Experience	X	X	X	X	X	X	X	X	X

Strategic Planning/Oversight	X	X	X	X	X	X		X	X

Cybersecurity/Technology

Mergers and Acquisition		X	X			X	X	X	X

Housewares/Retail Industry	X	X	X	X		X	X	X	X

Environmental, Social and Governance	X	X	X	X	X			X	X

Our Board unanimously recommends that stockholders vote FOR

the election of each of the nominated directors.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of each of our executive officers as of April 27, 2023.

Name	Age	Positions/Offices with Company

Robert B. Kay	61	Director and Chief Executive Officer

Daniel Siegel	53	President

Laurence Winoker	67	Executive Vice-President – Treasurer and Chief Financial Officer

EXECUTIVE OFFICER BACKGROUNDS

See Election of Directors for the biography of Mr. Kay.

All of our officers are elected annually by our Board, hold office at the pleasure of the Board and serve until their successors are duly elected and qualified. Certain directors are executives of the Company for a contractual term pursuant to employment agreements. See the Compensation Discussion and Analysis section for summarized terms of these agreements.

Daniel Siegel has served in various positions since joining us in 1992, including as President since 2013. Prior thereto, Mr. Siegel was Executive Vice President of Sales from 2006 to 2008, Executive Vice President of Corporate Invention Strategies from 2008 to 2010 and was an Executive Vice President from 2010 to 2013. Mr. Siegel is the son of Jeffrey Siegel, Chairman of our Board.

Laurence Winoker is the Company’s Executive Vice-President – Treasurer and Chief Financial Officer. Previously, Mr. Winoker held the position of Senior Vice President – Finance, Treasurer and Chief Financial Officer since July 2007. Prior thereto, Mr. Winoker was Senior Vice-President, Controller and Treasurer of MacAndrews & Forbes Holdings Inc., a holding company with controlling interests in a diversified portfolio of public and private companies including Revlon, Inc. Mr. Winoker was Senior Vice-President, Treasurer and Controller of Revlon, Inc. from 1999 to 2003.

CORPORATE GOVERNANCE

BOARD INDEPENDENCE

Our Board has determined that our director nominees, Rachael A. Jarosh, Cherrie Nanninga, Craig Phillips, Veronique Gabai-Pinsky, Bruce G. Pollack, Michael J. Regan and Michael Schnabel, are independent directors under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). John Koegel, who currently serves on our Board, but is not standing for re-election, is also an independent director. Under the Nasdaq rules, Jeffrey Siegel is not considered to be an independent director as certain relatives of Jeffrey Siegel are employed by us. Robert B. Kay is our employee and is not considered to be an independent director.

BOARD LEADERSHIP STRUCTURE

Jeffrey Siegel serves as Chairman of our Board. Mr. Siegel has served the Company in various capacities, has been one of our directors since 1967 and is our largest individual stockholder. Mr. Siegel provides effective leadership and guidance as our Chairman of the Board in the development and pursuit of our strategic goals, recognition of business opportunities that present themselves and oversight of our risk profile. As stated above, Jeffrey Siegel does not meet the definition of an independent director under the Nasdaq rules.

The Board does not have a policy regarding the separation of the roles of Chairman and Chief Executive Officer and believes that it is in the best interest of the Company and its stockholders for the Board periodically to evaluate and make a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the circumstances. The Board has determined that separating the roles of Chairman and Chief Executive Officer is the most effective leadership structure for the Company at this time, as it this structure permits Mr. Siegel to focus on active leadership of the Board, thus fostering clear accountability, effective decision making and alignment of corporate strategies, while allowing Mr. Kay to better focus on the day-to-day operations of the Company.

Furthermore, given Mr. Siegel’s prior role as Executive Chairman, our Board believed that it was appropriate and in the best interests of the Company and its stockholders to have a lead independent director during 2022.

John Koegel serves as our lead independent director, a role that he has held since 2013. The duties of the lead independent director include:

●	Chairing meetings of our Board at which the Chairman of our Board is not present;
●

Reviewing the agenda approved by the Chairman of our Board for Board meetings and, with input from the other independent directors, suggesting to the Chairman of our Board additional agenda items for Board meetings, as well as the substance and timeliness of information to be sent to the members of our Board in connection with Board meetings and in between Board meetings;

●	Reviewing with the Chairman of our Board the schedule for meetings of our Board to help assure that there is sufficient time allocated for discussion of all agenda items;
●	Maintaining constant communication with the Chairman of our Board between meetings of our Board;
●	Collaborating with and acting as a resource for, and counsel to, the Chairman of our Board;
●	Chairing meetings of the independent directors;
●	Reviewing with the Chairman of our Board the schedule for meetings of the independent directors and, with input from the other independent directors, setting the agenda for such meetings;
●	Reviewing with the Chairman of our Board after meetings of the independent directors matters discussed by the independent directors at such meetings;
●

Facilitating communication and serving as the principal liaison on Board-related issues between the Chairman of our Board and the independent directors. Notwithstanding the foregoing, each director is free to communicate directly with the Chairman of our Board, other directors and senior management;

●

Authorizing the retention of independent legal advisors, and other independent consultants and advisors, as necessary, to advise the independent directors on issues related to the independent directors. Such advisors and consultants shall work with and under the direction of the lead independent director and report directly to the independent directors with respect to such issues; and

●	At least annually, reviewing with the other independent directors and with the Chairman of our Board the duties and responsibilities of the lead independent director.

Our Board is currently composed of ten directors, eight of whom are independent of the Company. Our independent directors, and our governance practices, provide effective and independent oversight of management. The independent directors meet in periodic executive sessions, the results of which are discussed by the lead independent director with the Chief Executive Officer.

STOCK OWNERSHIP GUIDELINES

Our Board has adopted stock ownership guidelines applicable to our directors. Under these guidelines, a director must, on or prior to the deadline, own shares of our stock with a value in an amount equal to or in excess of three times the non-employee director annual cash retainer, with such value determined at the time of the receipt of the stock based on the amount paid or contributed by the director for the stock. The deadline is five years after the director’s election or appointment to our Board. For the purpose of stock ownership guidelines, unexercised stock options are not considered in calculating stock ownership, but restricted shares are included at the time the restriction lapses.

Our Board has also adopted stock ownership guidelines for our named executive officers, which are intended to align their long-term interests with those of our stockholders and to encourage a long-term focus in managing our Company. The requirements for named executive officers are expressed as a multiple of base salary. The Chief Executive Officer is required to maintain a minimum ownership of three times his base salary. All other named executive officers are required to maintain one times their base salary. The named executive officers need to achieve the requirements within five years. Compliance with the guidelines will be determined based on the then-current base salary. For purposes of the stock ownership guidelines, the following forms of equity holdings qualify: (1) direct ownership of shares (e.g. shares purchased on the open market or upon the exercise of stock options and restricted stock that shall have vested); (2) indirect ownership of shares (e.g. shares held in trusts for the benefit of the named executive officer or his/her immediate family members or shares held by family members that reside in the same household as the named executive officer); and (3) restricted stock that shall have vested: (i) upon the achievement of performance of goals established by the Board or a Committee of the Board; or (ii) over a period of time. All directors and named executive officers have satisfied or are on track to satisfy within the five-year grace period, the Board’s stock ownership guidelines.

ANTI-HEDGING POLICY

We have a policy with respect to hedging in the Company’s securities that is contained in our Insider Trading Policy. In this regard, we prohibit our directors and executive officers from engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our securities. With respect to employees of the Company that are not executive officers, the policy strongly discourages those employees from engaging in hedging transactions involving the Company’s securities.

BOARD OVERSIGHT OF RISK

Our Board bears the responsibility for maintaining oversight over our exposure to risk. Our Board, itself and through its committees, meets with various members of management regularly and discusses our material risk exposures, the potential impact on us and the efforts of management it deems appropriate to deal with the risks that are identified. The Audit Committee considers our risk assessment and risk management practices including those relating to regulatory risks, financial liquidity and accounting risk exposure, reserves and our internal controls. The Nominating and Governance Committee considers the risks associated with our corporate governance principles and procedures with the guidance of corporate and outside counsel. Our Compensation Committee, in connection with the performance of its duties, considers risks associated with our compensation programs.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, which applies to all of our employees (including executive officers) and our directors.

A copy of our Code of Business Conduct and Ethics can be found on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations. We intend to post any amendments to or waivers from our Code of Business Conduct and Ethics that apply to our executive officers on our website.

BOARD AND COMMITTEE MEETINGS; ATTENDANCE

All of our directors who served as directors at the time, virtually attended our 2022 Annual Meeting of Stockholders. Directors are expected, but not required, to attend the Annual Meeting. Our Board holds meetings on at least a quarterly basis and more often, if necessary, to fulfill its responsibilities. Our Board held eight regularly scheduled meetings during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended 75% or more of the total number of meetings of the Board and his or her respective committees (for the period that such director served on the Board and/or committee during 2022).

The independent directors meet at regularly scheduled executive sessions without members of management present.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

Stockholders and other interested parties who wish to communicate with members of our Board, including the independent directors, individually or as a group, may send correspondence to them care of the Secretary at our principal office, 1000 Stewart Avenue, Garden City, New York 11530. Alternatively, the directors may be contacted via e-mail at BoardofDirectors@lifetimebrands.com. All such communications will be relayed to the members of our Board generally or individually, as specified.

BOARD NOMINATION PROCESS

Our Board nominates candidates to serve as directors based on recommendations of the Board’s Nominating and Governance Committee.

Our Nominating and Governance Committee’s procedures for identifying and evaluating candidates include requests for candidate recommendations from within the housewares industry and from outside independent professional advisors, as the case may be. In selecting a director nominee, our Nominating and Governance Committee focuses on skills, expertise and backgrounds that would complement those of the existing members of our Board, recognizing the nature of our business.

Directors are elected annually by our stockholders and serve until the next annual meeting of the stockholders and shall hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

Our Board has adopted, as a governance principle, a majority voting standard for uncontested director elections and a plurality voting standard for contested director elections. Any director elected by a plurality vote, as provided for in our Bylaws, at an annual meeting of our stockholders in an uncontested election who does not receive a majority of the votes cast at such annual meeting shall submit his or her resignation to our Board, to be effective upon the Board’s determination of whether to accept or reject the resignation. Our Board shall then, in its sole judgment and discretion, within 90 days from submission of such director’s resignation, determine whether to accept or reject such director’s resignation. If our Board rejects the director’s resignation, then we shall prepare and file a Current Report on Form 8-K to explain our Board’s rationale for rejecting such director’s resignation.

NOMINATING AND GOVERNANCE COMMITTEE

Our Nominating and Governance Committee is currently composed of eight of our independent directors: John Koegel (Chair), Rachael A. Jarosh, Cherrie Nanninga, Craig Phillips, Veronique Gabai-Pinsky, Bruce G. Pollack, Michael J. Regan and Michael Schnabel. The Nominating and Governance Committee held four meetings in 2022.

Our Nominating and Governance Committee has the following responsibilities:

●

To evaluate the qualifications of candidates for Board membership and, following consultation with the Chief Executive Officer and Executive Chairman, recommend to our Board nominees for open or newly created director positions;

●

To consider nominees recommended by stockholders as long as such recommendations are received at least 120 calendar days prior to the one-year anniversary date of the immediately preceding year’s annual meeting of stockholders;

●

To periodically review the composition of our Board to determine whether it may be appropriate to add or subtract individuals with different backgrounds or skill sets from those already on our Board, and submit to our Board on an annual basis a report summarizing its conclusions regarding these matters;

●	To oversee an orientation and education program for directors;
●	To develop and make recommendations to our Board regarding governance principles applicable to us;
●	To periodically assess the structure and operations of the committees of our Board;
●	To develop and recommend to the Board corporate governance guidelines and to review such guidelines at least annually;

●	To develop and recommend procedures for the evaluation and self-evaluation of our Board and its committees and to oversee the evaluation process;
●	To perform an evaluation of the committee’s performance at least annually;
●	To periodically review the compensation of our Board and recommend changes to our Board; and
●	To perform such other duties as our Board may assign to the committee.

Our Nominating and Governance Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

PROCESS FOR STOCKHOLDERS TO RECOMMEND DIRECTOR NOMINEES

Our Board, through our Nominating and Governance Committee, will consider nominees recommended by stockholders as long as, consistent with our Nominating and Governance Committee charter, such recommendations are received at least 120 calendar days prior to the one-year anniversary date of the immediately preceding year’s annual meeting of stockholders. A stockholder wishing to recommend a candidate must submit the following documents to the Secretary, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530, not less than 120 calendar days prior to the one-year anniversary date of the immediately preceding year’s annual meeting of stockholders:

●	A recommendation that identifies the candidate and provides contact information for that candidate;
●	The written consent of the candidate to serve as a director of the Company, if elected; and
●

If the candidate is to be evaluated by the Nominating and Governance Committee, the Secretary will request from the candidate a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check.

The Nominating and Governance Committee evaluates all candidates, regardless of who recommended the candidate, based on the same criteria.

BOARD DIVERSITY

Our diversity policy provides that, while diversity and the variety of experiences and viewpoints represented on our Board should always be considered, a director nominee should not be chosen nor excluded because of race, color, gender, national origin or sexual orientation or identity. Our Nominating and Governance Committee assesses the effectiveness of the diversity policy by periodically reviewing the skills, expertise and background of each of the existing members of our Board to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those existing members of our Board. Our Board is committed to having a diverse Board as a total of 40% of our Board (four of ten) is composed of female and/or racially diverse directors, with 10% of our Board (one of ten) composed of a director who self-identifies as an underrepresented minority (in each case, as of April 27, 2023). Refer to page 7 for the Diversity Matrix.

AUDIT COMMITTEE

Our Audit Committee is currently composed of three directors, each of whom is independent, as required by the Audit Committee charter, the Exchange Act, the Nasdaq listing rules and the SEC rules. The current members are Michael J. Regan (Chair), John Koegel and Craig Phillips. Our Board has determined that Michael J. Regan is an “Audit Committee Financial Expert,” as defined by the SEC rules The Audit Committee held four meetings during 2022.

Our Audit Committee, among other things:

●	Considers the qualifications of and appoints and oversees the activities of our independent registered public accounting firm, i.e., our independent auditor;
●	Reviews with the independent auditor any audit problems or difficulties encountered in the course of audit work;
●	Preapproves all audit and non-audit services provided by the independent auditor;
●	Discusses with the internal auditors and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation;
●

Reviews our financial statements and reports and meets with management and the independent auditor to review, discuss and approve our financial statements, ensuring the completeness and clarity of the disclosures in the financial statements;

●	Monitors compliance with our internal controls, policies, procedures and practices;
●

Reviews management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent auditor’s report on the effectiveness of internal control over financial reporting;

●	Reviews the performance of our internal audit function and approves our Internal Audit Department’s annual audit plan and all major changes to the plan;
●	Discusses our policies on risk assessment and risk management, our major financial risk exposures and the steps management has taken to monitor and control such exposures;
●	Reviews our compliance and ethics programs, including legal and regulatory requirements, and reviews with management our periodic evaluation of the effectiveness of such programs;
●	Reviews and approves related-party transactions; and
●	Undertakes such other activities as our Board from time to time may delegate to it.

Our Audit Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

COMPENSATION COMMITTEE

Our Compensation Committee is composed of three directors, each of whom is independent. The current members are Cherrie Nanninga (Chair), John Koegel, and Bruce G. Pollack. Our Compensation Committee held nine meetings in 2022.

Our Compensation Committee advises our Board with respect to our compensation practices and administers our Amended and Restated 2000 Incentive Bonus Compensation Plan and our Amended and Restated 2000 Long-Term Incentive Plan.

The principal duties and responsibilities of our Compensation Committee include:

●	Reviewing and approving compensation principles that apply generally to our executive officers;
●

Establishing and reviewing corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluating his performance in light of the established goals and objectives and approving his annual compensation;

●

Reviewing, based primarily on the evaluations and recommendations of the Chief Executive Officer, the performance of the other executive officers and in light of established goals and objectives, approving their annual compensation;

●	Overseeing our compliance with the requirements under the Nasdaq Stock Market Rules, with respect to our long-term incentive compensation plans; and
●	Reviewing and discussing compensation programs that may create incentives that can affect our risk and management of that risk.

The Compensation Committee may delegate any of its responsibilities to one or more subcommittees, each of which shall be composed of two or more members, as the Compensation Committee may deem appropriate.

Our Compensation Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

ESG COMMITTEE

Our ESG Committee is currently composed of four directors: Veronique Gabai-Pinsky (Chair), Rachael A. Jarosh, Jeffrey Siegel and Robert B. Kay. Our ESG Committee was formed in November 2021 for the purpose of providing guidance and oversight for the Company’s environmental, social and governance initiatives. The ESG Committee held two meetings during 2022.

The Company engaged The Good Company Consulting LLC, d/b/a Good.Lab, an ESG consulting company, to assist the Company and the Board in identifying environmental and social factors that pose both risk and opportunities to the Company and its business domestically in order to ensure success in the long-term. Internationally, in 2021, the Company, through its LBE operations, launched a sustainability strategy that considers a balance of environmental, human, social and economic factors. LBE has partnered with Earthly, a science backed carbon removal solution, to invest in the fight against climate change. Current LBE initiatives include continuing to be climate positive in our shipping by offsetting 1,600 tons of CO2 in 2022 and recycling 93.1% of our operational waste at our “HUB” distribution facility in Birmingham, U.K.; LBE also remains on track to have 100% of our packaging to be fully recyclable by end of 2023. Additionally, LBE aims to move our HUB energy to renewable energy in order to reduce our operational carbon footprint.

Our ESG Committee has the following responsibilities:

●	To review and monitor the Company’s sustainability and corporate responsibility practices, including ESG reporting and disclosure practices;
●	To oversee strategies relevant to the Company’s ESG practices in a manner aligned with the Company’s overall business strategy;
●	To consider and/or define, as appropriate, ESG-related goals;
●	To oversee the Company’s support of charitable, educational, and non-profit business organizations;
●

To monitor external developments and oversee management’s plans for mitigating developments that are likely to have a significant influence on the Company’s reputation or its ability to conduct its business responsibly;

●	To oversee and monitor the Company’s strategies relating to human capital management and diversity and inclusion initiatives; and
●	To perform such other duties as the Board may assign to the Committee.

Our ESG Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

EXECUTIVE COMMITTEE

Our Executive Committee is composed of three directors. The current members are Jeffrey Siegel (Chair), John Koegel and Robert B. Kay. Our Executive Committee held no meetings in 2022.

Our Executive Committee was formed in 2016, at the recommendation of the Nominating and Governance Committee, for authorizing the opening and closing of bank accounts for the Company and other matters delegated by the Board of Directors to the Executive Committee.

EXECUTIVE SESSIONS

The independent directors meet at regularly scheduled executive sessions without members of management present.

DIRECTOR COMPENSATION

Fees paid to our non-employee directors are based on the following schedule.

Board of Directors Annual Retainer

Cash	$60,000

Restricted Common Stock	$80,000

Total	$140,000

Committee Chair Annual Cash Retainer

Chair of Audit or Compensation Committee	$20,000

Chair of Nominating/Governance or ESG Committee	$10,000

Committee Member Annual Cash Retainer	$2,000

Lead Independent Director Annual Cash Retainer	$30,000

Chairman Annual Cash Retainer(1)	$50,000

Cash Fee for Each Meeting Attended

Board Meeting	$2,000

Committee Meeting	$500

Note:

(1) On March 8, 2023, our Board approved an annual cash retainer of $50,000 for our Chairman of the Board, effective April 1, 2023.

The following table sets forth compensation paid to our non-employee directors for 2022.

Name	Fees earned or paid in cash	Stock awards (1) (2)	All Other Compensation	Total

John Koegel	$128,000	$80,000	$—	$208,000

Cherrie Nanninga	104,000	80,000	—	184,000

Craig Phillips	84,000	80,000	—	164,000

Bruce G. Pollack	86,000	80,000	—	166,000

Michael J. Regan	100,000	80,000	—	180,000

Michael Schnabel	80,000	80,000	—	160,000

Rachael A. Jarosh	83,000	80,000	—	163,000

Veronique Gabai-Pinsky	91,000	80,000	—	171,000

Note:

(1)

Represents the aggregate grant date fair value of the awards as determined under Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity, recognized by the Company for awards granted during 2022. For information, including assumptions, regarding the valuation of these awards refer to Note 10 to the Company’s Consolidated Financial Statements for the year ended December 31, 2022 included in the 2022 Annual Report, and the Company’s discussion of Significant Accounting Policies under the heading “Share-based compensation” included on page F-13 of the 2022 Annual Report.

(2)	Consists of restricted stock awards valued at the closing market price of the Company’s common stock on the date of grant.

The following table sets forth the aggregate number of restricted shares of our common stock held by each non-employee director at December 31, 2022. None of the non-employee directors have any outstanding stock options.

Name	Restricted shares	Vested stock options	Unvested stock options

John Koegel (1)	6,986	—	—

Cherrie Nanninga (1)	6,986	—	—

Craig Phillips (1)	6,986	—	—

Bruce G. Pollack (1)	6,986	—	—

Michael J. Regan (1)	6,986	—	—

Michael Schnabel (1)	6,986	—	—

Rachael A. Jarosh (1)	6,986	—	—

Veronique Gabai-Pinsky (1)	6,986	—	—

Note:

(1)	Restricted shares were issued on June 23, 2022 and fully vest on June 23, 2023.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

About Our Business

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. We offer brands you trust, value without compromise and an unwavering commitment to innovation. Our products make it easier for you to prepare food, serve meals, entertain guests, and decorate your home.

We market products under well-known kitchenware brands, including Farberware, KitchenAid, Sabatier, Amco Houseworks, Chef’n, Chicago Metallic, Copco, Fred & Friends, Rabbit, Houdini, KitchenCraft, Kamenstein, MasterClass, Misto, Swing-A-Way, and Taylor Kitchen; respected tableware and giftware brands, including Mikasa, Pfaltzgraff, Fitz and Floyd, Empire Silver, Gorham, International Silver, Towle Silversmiths, Wallace, Wilton Armetale, V&A and Royal Botanic Gardens Kew and Year & Day; and valued home solutions brands, including BUILT NY, Taylor Bath, Taylor Weather, Planet Box and S’well. We also provide exclusive private label products to leading retailers worldwide.

Our products can be found in specialty stores, department stores, national chains, mass merchants, warehouse clubs, home centers, supermarkets, e-commerce retailers and off-price retailers, as well as our branded websites.

Our Executives

Our named executive officers (“NEOs”) are:

●	Robert B. Kay, Chief Executive Officer and Director
●	Jeffrey Siegel, Chairman of our Board and Director and Executive Chairman(1)
●	Daniel Siegel, President
●	Laurence Winoker, Executive Vice-President – Treasurer and Chief Financial Officer

(1) Mr. J. Siegel ceased serving as Executive Chairman, effective March 31, 2023.

2022 Performance

The Company’s financial results for 2022 included the following:

•	Net sales were $727.7 million in 2022, as compared to net sales of $862.9 million in 2021.

•	Adjusted income from operations was $34.8 million in 2022, as compared to $67.2 million in 2021.(1)

•	Net loss was $(6.2) million in 2022, as compared to a net income of $20.8 million in 2021.

•	Adjusted net income was $6.7 million in 2022, as compared to $36.8 million in 2021.(1)

•	Adjusted EBITDA was $58.2 million, as compared to $95.1 million in 2021.(1)

(1) These amounts represent non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measure is included in Appendix A.

Say-On-Pay

In 2022, our Board provided stockholders with the opportunity to cast an advisory vote on executive compensation. At our most recent Annual Meeting of Stockholders held on June 23, 2022, approximately 90% of the votes cast, approved on an advisory basis, the compensation of our NEOs. Although these votes were non-binding and advisory, our Compensation Committee believes that the outcome affirms stockholder support of our approach to executive compensation. In view of the support demonstrated by the stockholders, our Board and Compensation Committee are continuing their existing approach to determining executive compensation when considering executive compensation decisions. Based on the 2021 Say-on-Pay vote results, the Compensation Committee determined that no specific changes would be made to the executive compensation program, however, the Compensation Committee will continue to evaluate the Company’s executive compensation programs, taking into account stockholder feedback.

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our compensation program has historically been designed to attract, reward and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A number of key principles guide management and our Compensation Committee in determining compensation for hiring, motivating, rewarding and retaining executive officers who create both short-term and long-term stockholder value, including:

●	A significant amount of compensation should be linked to measurable success in business performance;
●	Management’s interests should be aligned with those of the stockholders;
●	Both short-term and long-term financial and business objectives should be incentivizing; and
●

Compensation should be set at levels that will be competitive with the compensation offered by those companies against whom we compete for executive talent so that we are able to attract and retain experienced executives.

In an effort to balance the need to retain talent yet motivate executives to achieve superior performance, we have adopted a compensation philosophy that contains both fixed and variable elements of compensation. Our compensation philosophy is to reward executives with compensation aligned with our short-term and long-term financial goals and the establishment of performance targets that do not promote excessive risk-taking. The elements of our total executive compensation are base salary, cash bonus and stock incentives. The compensation program was designed to create a substantial percentage of variable compensation for executives, subject to increases or decreases based on the attainment of specified achievements and targets.

Our Compensation Committee uses its judgment in allocating compensation between long- and short-term incentives and cash and non-cash components. Although long-term incentives are considered of great significance in aligning performance with stockholder interests, they have traditionally been a smaller component of aggregate compensation. The Compensation Committee has also historically awarded larger long-term incentive compensation awards as consideration for NEOs entering into a new employment agreement.

Based on 2022 target compensation, long-term incentives for our Chief Executive Officer comprised 54% of his total compensation for 2022 (with 27% attributable to restricted stock and 27% attributable to performance share awards), while short-term incentives comprised 46% of his total compensation for 2022 (with 21% attributable to base salary, 24% attributable to annual bonus, and 1% attributable to other compensation). Based on 2022 target compensation, long-term incentives for all other NEOs comprised 14% of their total compensation for 2022 (with 7% attributable to restricted stock and 7% attributable to performance share awards), while short-term incentives comprised 86% of their total compensation for 2022 (with 43% attributable to base salary, 41% attributable to annual bonus, and 2% attributable to other compensation). In addition, based on 2022 target compensation, 51% of our Chief Executive Officer’s 2022 compensation consisted of performance-based compensation and 48% of all other NEOs’ 2022 compensation consisted of performance-based compensation (which, in each case, includes target annual bonus and the target award value of performance shares granted).

ROLE OF COMPENSATION COMMITTEE

Our Compensation Committee has the authority to review and approve compensation principles and practices that apply generally to our executives and senior employees. Our Compensation Committee reviews corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates his performance in light of the established goals and objectives and approves his annual compensation. It also reviews the corporate goals and objectives established by our Chief Executive Officer relevant to the compensation of all other executive officers and all direct reports of the Chief Executive Officer. Based primarily on the evaluations and recommendations of our Chief Executive Officer of the performance of such executive officers and direct reports in light of the established goals and objectives, our Compensation Committee approves their annual compensation. It also reviews the evaluation process and compensation structure for the other members of our senior management and provides oversight regarding management’s decisions concerning the performance and compensation of such members of senior management. Our Compensation Committee takes into account and considers reports of its independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), as to the elements of compensation among our peer group of companies (discussed under Role of Compensation Consultant) and the proportion of each component relative to the total compensation.

ROLE OF COMPENSATION CONSULTANT

Our Compensation Committee has engaged Pearl Meyer as its independent outside compensation consultant to provide services related to executive and non-employee director compensation. Pearl Meyer does not provide other services unless approved by our Compensation Committee. In 2022, Pearl Meyer provided competitive data and a market analysis, which was used by our Compensation Committee in evaluating the compensation of our Chief Executive Officer and Chief Financial Officer. Pearl Meyer assists our Compensation Committee in its evaluation of our compensation philosophy and with the development of relevant metrics used by our Compensation Committee to assure internal pay equity and market parity. It also provides compensation data and information relative to our peer group.

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our Compensation Committee analyzed whether the services of Pearl Meyer could result in any conflicts of interest, giving consideration to the following factors:

●	Pearl Meyer does not provide any services to us other than as approved by our Compensation Committee;
●	The fees we paid amount to less than .5% of Pearl Meyer’s total revenue for the applicable period;
●	The policies and procedures of our Compensation Committee were designed to ensure independence;
●	Pearl Meyer does not have any business or personal relationship with any of our executive officers or any member of our Compensation Committee; and
●	Neither Pearl Meyer nor any of its consultants who provide services to our Compensation Committee own any of our stock.

Our Compensation Committee has determined that the services of Pearl Meyer, including the individual compensation advisors employed by it, have not created any conflicts of interest. On an annual basis, our Compensation Committee will continue to monitor the independence of its compensation consultant.

PEER GROUP DEVELOPMENT

Pearl Meyer developed a peer group of companies of comparable industry, size, and business operations for review and approval by our Compensation Committee. The peer companies were selected to represent companies in the household durables, leisure products, and textiles, apparel, and luxury goods industries that are within an appropriate revenue and market capitalization size range to Lifetime Brands. No changes to the 2021 peer group were made for 2022. The peer group is composed of the following companies:

●	Acushnet Holdings Corp.
●	Crocs, Inc.
●	Hamilton Beach Brands Holding Co.
●	Helen of Troy Limited
●	Johnson Outdoors Inc.
●	Lands’ End, Inc.
●	Movado Group, Inc.
●	Oxford Industries, Inc.
●	The Buckle, Inc.
●	Tupperware Brands Corp.
●	Unifi, Inc.
●	Universal Electronics Inc.
●	Vera Bradley, Inc.
●	YETI Holdings, Inc.

Our Compensation Committee believes that the companies included in the peer group are the most comparable public companies; however, most of our direct competitors are either smaller, international or privately-held. Our Compensation Committee considers the competitive data compiled by Pearl Meyer as reference points, but does not “benchmark” to specific pay levels when establishing goals and objectives relevant to our compensation policy.

ELEMENTS OF COMPENSATION

Base Salary

Salary is intended to compensate our executives for performance of core job responsibilities and duties. The base salary for each NEO per their respective employment agreements for 2022 and 2021 was as follows:

Executive	2022 Base Salary	2021 Base Salary	% Increase (Decrease)
Robert Kay Chief Executive Officer	$900,000	$900,000	0%
Jeffrey Siegel Chairman of our Board, Executive Chairman	$675,000	$700,000	(3.6)%
Daniel Siegel President	$650,000	$650,000	0%

Laurence Winoker Executive Vice President - Treasurer and Chief Financial Officer	$425,000	$425,000	0%

The base salaries of Jeffrey Siegel, and Robert B. Kay are fixed by employment agreements. The amount and components of aggregate compensation for comparable positions in our peer group of companies were taken into account by our Compensation Committee in determining their compensation.

In determining Mr. Siegel’s base salary, our Compensation Committee took into account Mr. Siegel’s long-standing executive role with us, his extensive knowledge of and experience in the housewares industry and his role in directing our growth. Our Compensation Committee views Mr. Siegel as one of the most experienced and successful executives in the housewares industry. The decrease in Mr. Siegel’s base salary from $700,000 in 2021 to $675,000 in 2022 reflects the terms of the J. Siegel Employment Agreement. In connection with Mr. Siegel’s transition to part-time employment for the period beginning on January 1, 2023 and ending on March 31, 2023, the date on which his employment with us terminated, Mr. Siegel’s rate of base salary was reduced to $14,000 per month (i.e., $168,000 per year).

In determining Mr. Kay’s base salary, our Compensation Committee took into account Mr. Kay’s role with Filament and his role with us, his extensive knowledge of and experience in the housewares industry and his role in directing our growth. Pursuant to an amendment to Mr. Kay’s employment agreement, Mr. Kay’s annual rate of base salary was increased from $900,000 to $1,000,000 effective March 2, 2023 so that we could continue to provide competitive compensation and more closely align Mr. Kay’s base salary with those of our peers.

The base salaries of Daniel Siegel and Laurence Winoker are also set forth in their employment agreements, as determined by the Chief Executive Officer, in consultation with our Compensation Committee, taking into consideration their roles and responsibilities within the Company, as well as the amount and components of aggregate compensation for comparable positions in our peer group of companies. Pursuant to amendments to their employment agreements, Mr. Siegel’s base salary was increased from $650,000 to $663,000, and Mr. Winoker’s base salary was increased from $425,000 to $446,250, in each case, effective January 1, 2023, in order to more closely align the executives’ base salaries with those of our peers.

Annual Bonuses

Annual bonuses are intended to compensate an NEO for achievement of specific short-term performance goals for a specified performance period and are based on achievement of both a Company performance metric and individual performance goals. Bonuses are awarded pursuant to the Company’s Amended and Restated 2000 Incentive Bonus Compensation Plan and each NEO’s employment agreement. For 2022, our Compensation Committee determined that the Company performance metric applicable to annual bonuses would be based on Adjusted EBITDA (as defined below). All of our NEOs were eligible to receive annual bonuses for 2022.

For each NEO eligible to receive an annual bonus for 2022, the weighting for both of the Adjusted EBITDA and Individual Goal components are shown in the table below.

Executive	Adjusted EBITDA Weighting as a % of Target	Individual Goals Weighting as a % of Target
Robert Kay	78.0%	22.0%
Jeffrey Siegel	75.0%	25.0%
Daniel Siegel	67.0%	33.0%
Laurence Winoker	60.0%	40.0%

Our Compensation Committee has determined that Adjusted EBITDA is an appropriate measure because the Company uses this financial measure in evaluating the Company’s on-going financial results and trends. In addition, management uses this non-GAAP information as an indicator of business performance. It is also one of the measures used to calculate financial covenants required to be provided to the Company’s lenders pursuant to its credit facilities. In determining the use of Adjusted EBITDA as the Company performance metric, our Compensation Committee was also guided by the extent to which this metric is within the control of the respective NEO.

For the purpose of establishing the portion of the annual bonus that is based on Adjusted EBITDA for the NEOs, our Compensation Committee considered data provided by Pearl Meyer. Our Compensation Committee relied on our annual budget, which was approved by our Board, in establishing the potential thresholds, targets and maximum bonuses tied to achievement of these targets for our NEOs.

Each NEO’s employment agreement provides for a target annual bonus based on Adjusted EBITDA (“Adjusted EBITDA Target Bonus”) and a target annual bonus based on individual goal achievement (“Individual Goal Target Bonus”).

The portion of the Adjusted EBITDA Target Bonus payable to each NEO for each year (the “Annual Adjusted EBITDA Performance Bonus”), if any, is based on an Annual Adjusted EBITDA Performance Table prepared by our Compensation Committee and the annual budget reviewed and approved by the Board and in accordance with the NEO’s employment agreement. The percentage of each NEO’s Annual Adjusted EBITDA Performance Bonus in the event of threshold, target, and maximum performance goal achievement is as follows:

Executive	Threshold Payout (% of Adjusted EBITDA Target Bonus)	Target Payout (% of Adjusted EBITDA Target Bonus)	Maximum Payout (% of Adjusted EBITDA Target Bonus)
Robert Kay	50%	100%	200%
Jeffrey Siegel	50%	100%	200%
Daniel Siegel	50%	100%	150%
Laurence Winoker	50%	100%	200%

Each NEO is entitled to receive sliding scale payout percentages if Adjusted EBITDA is between Adjusted EBITDA Performance Bonus levels. The Adjusted EBITDA Performance Bonus for any year will be zero if the Adjusted EBITDA achieved by the Company for such year is less than the threshold Adjusted EBITDA goal for such year, and in no event will an Annual Adjusted EBITDA Performance Bonus be more than 200% of the Adjusted EBITDA Target Bonus, in the case of Messrs. Kay, Jeffrey Siegel, and Winoker, and 150% of the Adjusted EBITDA Target Bonus in the case of Mr. Daniel Siegel.

The portion of the Individual Goal Target Bonus payable to each NEO for each year (the “Annual Individual Goal Bonus”), if any, is determined based on the NEO’s satisfaction of individual performance objectives set by our Compensation Committee, in the case of Messrs. Kay and Jeffrey Siegel, and Mr. Kay in consultation with our Compensation Committee, in the case of Messrs. Daniel Siegel and Winoker. If each NEO satisfies 100% of such objectives, he is entitled to an Annual Individual Goal Bonus equal to 100% of the Individual Goal Target Bonus in accordance with the NEO’s employment agreement. If each NEO satisfies less than 100% of such objectives but at least 50% of such objectives, he is entitled to an Annual Individual Goal Bonus equal to at least 50% of the Individual Goal Target Bonus, and if he meets less than 50% of such objectives, he is not entitled to receive any Annual Individual Goal Bonus. The individual goals established for each of the NEOs for 2022 are discussed below. At the end of the 2022 fiscal year, Messrs. Kay and Jeffrey Siegel prepared written materials for our Compensation Committee with their assessments of whether their respective individual goals were achieved during the year. Messrs. Winoker and Daniel Siegel prepared written materials for Mr. Kay, for presentation to and consultation with our Compensation Committee, with their assessments of whether their respective individual goals were achieved during the year. Our Compensation Committee reviewed these materials and assessed independently the extent to which their individual goals were achieved.

As set forth in the table below, we achieved an Adjusted EBITDA of $58.2 million for the 2022 fiscal year, which was below the target performance level of the plan of $93.5 million and also below the threshold level. Adjusted EBITDA for 2022 is equal to the Company’s adjusted earnings before interest (including mark to market gain on interest rate derivatives), income taxes, depreciation, and amortization, adjusted to exclude undistributed equity in losses of investments, non-cash share based compensation expense, acquisition related expenses, integration costs, restructuring expenses, warehouse relocation and redesign expenses, and Wallace facility remediation expense, as determined by the Company and derived from the Company’s audited financial statements. Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of the Company’s net income (the most directly comparable GAAP measure) to Adjusted EBITDA is included in Appendix A.

2022 Annual Bonus Metric and Achievement
Financial Metric	Threshold Performance Level	Target Performance Level	Maximum Performance Level (D. Siegel and Winoker)	Maximum Performance Level (Kay and J. Siegel)	Actual Performance Achieved	Payout % of Adjusted EBITDA Target Bonus (Kay, and J. Siegel)	Payout % of Adjusted EBITDA Target Bonus (D. Siegel)	Payout % of Adjusted EBITDA Target Bonus (Winoker)
Adjusted EBITDA	$78,551,760	$93,514,000	$108,476,240	$123,438,480	$58,202,000	0%	0%	0%

Mr. Kay’s individual goals for 2022 included: improving profitability in international operations; launching of the distribution center in the Netherlands; generating revenues through the country manager initiative; growing the Company’s Tmall program; achievement of growth for the Mikasa hospitality business; integration of S’well; achievement of positive contribution margin for S’well post integration; development of a strategic share optimization plan; development of a proactive mergers and acquisitions program for the Board’s review; development and relaunch of the Company’s direct-to-consumer strategy; and providing support for the Company’s ESG efforts. Our Compensation Committee evaluated Mr. Kay’s achievement of his individual goals and determined that 100% of the goals were met and that Mr. Kay would receive 100% of his Individual Goal Target Bonus.

Mr. Jeffrey Siegel’s individual goals for 2022 included: continued development of alternative sources of supply overseas for the Company’s major divisions; development of the Company’s ESG statement; advising divisions on methods to reduce product costs in a period of high inflationary pressures within the supply chain; and development of a list of potential acquisitions. Our Compensation Committee evaluated Mr. Siegel’s achievement of his individual goals and determined that 100% of the goals were met and that Mr. Siegel would receive 100% of his Individual Goal Target Bonus.

Mr. Daniel Siegel’s individual goals for 2022 included: maximizing the design of the sales organization; maintaining best in class showrooms, trade shows and packing efficiencies; continuing to grow the Company’s innovation pipeline; establishing a retail data team; and establishing a three pillar strategy for the North American business. Our Chief Executive Officer, in consultation with our Compensation Committee, evaluated Mr. Daniel Siegel’s achievement of his individual goals and determined that 100% of the goals were met, and that Mr. Daniel Siegel would receive 100% of his Individual Goal Target Bonus.

Mr. Winoker’s individual goals for 2022 included: debt refinancing of the Company’s revolving credit facility; ensuring effective SOX controls for a remote work environment; continued driving of positive cash flow to further improve the Company’s liquidity and strengthening the Company’s balance sheet; redesigning the Company’s long-term financial, planning & analysis process; and continued further development of the Company’s U.K. financial organization. Our Chief Executive Officer, in consultation with our Compensation Committee, evaluated Mr. Winoker’s achievement of his individual goals and determined that 100% of the goals were met, and that Mr. Winoker would receive 100% of his Individual Goal Target Bonus.

Each NEO’s 2022 annual bonus is set forth in the table below.

Executive	Annual Adjusted EBITDA Performance Bonus Earned	Annual Individual Goal Bonus Earned	Total 2022 Annual Bonus	% of Target Award Earned
Robert Kay	$0	$225,000	$225,000	22%
Jeffrey Siegel	$0	$168,750	$168,750	25%
Daniel Siegel	$0	$243,750	$243,750	33%
Laurence Winoker	$0	$106,250	$106,250	40%

Equity Compensation

Equity compensation is intended to incentivize and to promote alignment between our employees and our stockholders. Additionally, performance shares reward NEOs if the Company achieves specified performance goals, and stock options and restricted stock incentivize retention based on the vesting period or the period during which the restrictions lapse, which generally ranges from one to four years.

Our Compensation Committee granted equity awards to Robert Kay, Jeffrey Siegel, Daniel Siegel and Laurence Winoker in connection with their entering into their respective employment agreements. In addition, each NEO generally receives an annual equity grant in connection with annual performance reviews based on an assessment of such NEO’s individual performance and, where appropriate, the performance of such NEO’s business unit (division), as well as our overall performance and the dilutive effect of the equity awards.

Our annual equity compensation program generally consists of a mix of 50% time-based restricted stock awards and 50% performance-based stock awards called performance shares. The time-based restricted stock vests 25% per year in four equal installments commencing on the first anniversary of the date of grant. The performance shares provide an opportunity for shares to be earned at the end of a three-year performance period if pre-established financial goals are met. These goals have been tailored to be challenging to achieve, so as to incentivize our NEOs to maximize their performance. Adjusted EBITDA was established as the performance metric for our performance share awards granted in 2020, 2021 and 2022, each with a three-year performance period. The final number of shares earned pursuant to our performance share awards granted in 2020 is dependent on the cumulative adjusted EBITDA results over the 2020 through 2022 performance period with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the target number of performance shares awarded on the grant date. For purposes of the performance share awards granted in 2020, “Adjusted EBITDA” is defined as our consolidated earnings before interest (including mark to market gain/loss on interest rate derivatives), income taxes, depreciation, and amortization, adjusted to exclude undistributed equity in earnings of investments, non-cash charges for goodwill and intangible impairments, non-cash share based compensation expense, restructuring expenses, integration costs, acquisition related expenses, warehouse relocation and redesign expenses and Wallace facility remediation expense. Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in Appendix A.

Our performance shares granted in 2020 for the three-year performance period that ended on December 31, 2022, resulted in the following percentage payouts:

Performance Metrics	Weight	Target (in thousands)	Actual (in thousands)	% Target Earned
Adjusted EBITDA	100%	$198,000	$230,645	116.5%

Actual performance share awards earned for the 2020 performance cycle are shown in the table below for each executive.

Executive	Performance Shares Target	Performance Shares Earned as a % of Target	Actual Performance Shares Earned
Robert Kay	10,000	116.5%	11,649
Daniel Siegel	6,250	116.5%	7,281
Laurence Winoker	4,500	116.5%	5,242

Other Compensation

We maintain a defined contribution 401(k) plan for all employees, including the NEOs. We also offer perquisites that we believe are customary and reasonable, such as Company-paid automobile expenses, and with respect to Messrs. Jeffrey Siegel and Kay, reimbursement or payment of certain insurance and professional expenses.

ACCOUNTING AND TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any of the company’s chief executive officer and certain other executive officers in any taxable year. Although our Compensation Committee considers tax consequences as a factor when it makes compensation decisions, it retains the discretion and flexibility to make compensation decisions resulting in the grant of non-deductible compensation to the extent it deems that it is appropriate.

POLICY REGARDING RESTATEMENTS

We do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment. Under those circumstances, our Board or our Compensation Committee would evaluate whether adjustments or recoveries of awards would be appropriate based upon the facts and circumstances surrounding the restatement. In October 2022, the SEC adopted new Rule 10D-1 under the Exchange Act, which requires national securities exchanges, including Nasdaq, to establish listing standards relating to executive officer incentive compensation clawback and disclosure rules. We intend to monitor the development of Nasdaq’s final listing standards and adopt an appropriate clawback policy in accordance with requirements of Nasdaq’s final listing standards.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Proxy Statement.

This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee

Cherrie Nanninga – Chair

John Koegel

Bruce G. Pollack

COMPENSATION RISK MANAGEMENT

The Company has reviewed its compensation policies and practices and concluded that any risks arising from the Company’s policies, plans and programs are not reasonably likely to have a material adverse effect on the Company. Accordingly, no material adjustments were made to the Company’s compensation policies and practices as a result of its risk profile. The Company reviewed the elements of compensation to determine whether any portion of the compensation programs encouraged excessive risk-taking and concluded:

•	the allocation of compensation between cash compensation and equity compensation, combined with the vesting schedule under the equity plan, discourages short-term risk-taking; and
•

the approach to goal setting, setting of targets with payouts at multiple levels of performance, capping the amount of the Company’s incentive payouts, and the evaluation of performance results assist in mitigating excessive risk-taking.

To complement the existing risk-reducing features of the Company’s compensation policies and practices, the Company has stock ownership guidelines and an anti-hedging policy. The Compensation Committee will continue to monitor the Company’s compensation policies and practices to determine whether its risk management objectives are being met.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during the 2022 fiscal year were John Koegel, Bruce G. Pollack and Cherrie Nanninga. During the 2022 fiscal year, no member of our Compensation Committee was an officer, former officer or employee of the Company or had any direct or indirect material interest in a transaction with us or in a business relationship with the Company that would require disclosure under the applicable rules of the SEC. In addition, no interlocking relationship existed between any member of our Compensation Committee, any member of our Board, or one of our executive officers, and any member of the board of directors or compensation committee of any other company.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our NEOs.

Name, Principal Position	Year	Salary (1)	Non-Equity Incentive Plan Compensation	Stock Awards (2) (3) (4)	All Other Compensation (5)	Total
Robert Kay	2022	$900,000	$225,000	$2,401,430	$55,175	$3,581,605
Chief Executive Officer	2021	883,846	1,545,866	2,097,633	32,375	4,559,720
	2020	763,077	1,250,000	517,624	21,500	2,552,201
Jeffrey Siegel Chairman of our Board, Executive Chairman	2022	675,000	168,750	—	31,441	875,191
	2021	700,000	1,075,023	—	32,351	1,807,374
	2020	667,692	962,500	537,942	124,005	2,292,139
Daniel Siegel President	2022	650,000	243,750	402,270	18,000	1,314,020
	2021	650,000	975,000	425,400	18,000	2,068,400
	2020	534,135	825,000	336,091	18,000	1,713,226
Laurence Winoker Executive Vice President -Treasurer and Chief Financial Officer	2022	425,000	106,250	195,040	12,000	738,290
	2021	425,000	425,000	177,250	12,000	1,039,250
	2020	412,740	425,000	170,568	12,000	1,020,308

Notes:

(1)

In 2020, each of our NEOs voluntarily took a temporary base salary reduction from April 13, 2020 through July 5, 2020 as part of the Company’s cost reduction efforts in light of the effects of the COVID-19 pandemic.

(2)

Represents the aggregate grant date fair value of the awards as determined under Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity, which was recognized by the Company for awards granted during 2022, 2021 and 2020. For information, including assumptions, regarding the valuation of these awards refer to Note 10 to the Company’s Consolidated Financial Statements for the year ended December 31, 2022 included in the 2022 Annual Report and the Company’s discussion of Significant Accounting Policies under the heading “Share-based compensation” included on page F-13 of the 2022 Annual Report.

(3)	For 2020, includes restricted stock awards granted in 2020 in respect of 2019 annual bonuses. Such awards were subject to a one year vesting period.
(4)

The grant date fair value of the performance share awards included in this column is the target payout based on the probable outcome of the performance-based conditions determined as of the grant date. The maximum potential payout of the stock awards would be 150% of the target shares awarded on the grant date. The maximum value of the performance share awards granted in 2022 determined as of the grant date would be as follows for each respective executive officer: Mr. Kay: $1,801,073, Daniel Siegel: $301,703, and Mr. Winoker $146,280. Although such amounts have been added to this column for 2022, as of December 31, 2022, the Company determined that achievement of the performance goals for the performance share awards granted in 2022 is likely to be below the threshold level. If the minimum performance goals are not met at the end of the three-year period (January 1, 2022 through December 31, 2024), no shares will be paid pursuant to the performance share awards granted in 2022.

(5)	All Other Compensation includes the following:

Name	Year	Insurance Reimbursement	Automobile Related	Professional fees	Misc.	Total All Other Compensation
Robert Kay	2022	$29,425	$18,000	$7,750	$—	$55,175
	2021	—	18,000	14,375	—	32,375
	2020	—	18,000	3,500	—	21,500
Jeffrey Siegel	2022	—	23,909	7,533	—	31,441
	2021	—	28,351	4,000	—	32,351
	2020	100,000	24,005	—	—	124,005
Daniel Siegel	2022	—	18,000	—	—	18,000
	2021	—	18,000	—	—	18,000
	2020	—	18,000	—	—	18,000
Laurence Winoker	2022	—	12,000	—	—	12,000
	2021	—	12,000	—	—	12,000
	2020	—	12,000	—	—	12,000

EMPLOYMENT AGREEMENTS OF THE NEOs

Robert B. Kay

During 2022, Robert B. Kay was employed by us as the Chief Executive Officer of the Company pursuant to an employment agreement with the Company, dated as of December 22, 2017, which became effective upon the closing of the Filament Acquisition on March 2, 2018 and was amended as of January 1, 2019, March 3, 2021, and March 2, 2023 (the “Kay Employment Agreement”).

The Kay Employment Agreement provides for a term through the third anniversary of the consummation of the Filament Acquisition, March 2, 2021, with automatic renewals for additional one-year periods unless notice of non-renewal is provided by us or Mr. Kay, an annual base salary of $900,000 (for 2022) and an automobile allowance of up to $1,500 per month. The Kay Employment Agreement further provides for the reimbursement to Mr. Kay of up to a total of $40,000 during any calendar year for legal, financial and other professional services. On March 8, 2023, the Kay Employment Agreement was amended, effective as of March 2, 2023, to increase Mr. Kay’s annual base salary to $1,000,000.

The Kay Employment Agreement provides Mr. Kay with the opportunity to receive an Annual Adjusted EBITDA Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Annual Bonuses.

The Kay Employment Agreement further provides for payments to Mr. Kay upon the termination of his employment under certain circumstances, as described under Potential Payments Upon Termination or Change of Control.

The complete text of the Kay Employment Agreement was filed with the SEC as an exhibit to a Form 8-K filed on December 29, 2017. The complete text of the first amendment to the Kay Employment Agreement was filed with the SEC on October 15, 2019 as an exhibit to a Form 8-K, the complete text of the second amendment to the Kay Employment Agreement was filed on February 5, 2021 as an exhibit to a Form 8-K, and the complete text of the third amendment to the Kay Employment Agreement was filed on March 9, 2023 as an exhibit to a Form 10-K. The Kay Employment Agreement and the amendments thereto are incorporated herein by reference and the foregoing description of such agreements is qualified in its entirety by the text of such agreements.

Jeffrey Siegel

During 2022, Jeffrey Siegel was employed by us as Executive Chairman of the Board pursuant to an employment agreement, dated as of June 27, 2019, which was subsequently amended on October 11, 2019 (as amended, the “J. Siegel Employment Agreement”). Certain provisions of the J. Siegel Employment Agreement were amended by the Transition Agreement between Jeffrey Siegel and the Company, dated November 1, 2022 (the “Transition Agreement”).

The J. Siegel Employment Agreement first became effective as of January 1, 2020. When it was entered into, the J. Siegel Employment Agreement had a fixed three-year term that expired on December 31, 2022. The J. Siegel Employment Agreement did not include a provision for renewal because the Board expected that Jeffrey Siegel’s employment with the Company would terminate on December 31, 2022. In November of 2022, the Company entered into the Transition Agreement in order to retain Mr. Siegel on a part-time basis for a short transition period from December 31, 2022 until March 31, 2023 so that Mr. Siegel could support certain business matters related to the 2022 fiscal year, including advice and consultation with respect to the Company’s 2022 Annual Report. During Mr. Siegel’s part-time employment pursuant to the Transition Agreement, he received only reduced base salary (described below) and the ability to participate in Company benefit plans, to the extent consistent with applicable plan terms.

Mr. Siegel’s employment with the Company terminated on March 31, 2023, and Mr. Siegel was appointed as Chairman of the Board effective April 1, 2023.

During the term of the J. Siegel Employment Agreement, the Company recommended that Mr. Siegel be nominated by the Board for re-election to the Board and be re-elected by the Board as Chairman.

Under the J. Siegel Employment Agreement, Mr. Siegel’s base salary was $700,000 for each of 2020 and 2021, and was $675,000 for 2022. For the period beginning on January 1, 2023 and ending on March 31, 2023, pursuant to the terms of the Transition Agreement, Mr. Siegel’s base salary was reduced to $14,000 per month ($168,000 per year).

For 2022, the J. Siegel Employment Agreement provided Mr. Siegel with the opportunity to receive an Annual Adjusted EBITDA Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Annual Bonuses. Mr. Siegel is not eligible to receive an annual bonus for 2023.

Until December 31, 2022, the Company provided Mr. Siegel with the automobile provided to him as an officer of the Company during the year ending December 31, 2019 or a monthly cash payment equal to the monthly lease payment paid by the Company in respect of such automobile and reimbursement for automobile insurance premiums. Until December 31, 2022, Mr. Siegel also received reimbursement of insurance premiums and certain legal, financial and other professional services up to $100,000 during any calendar year.

The J. Siegel Employment Agreement provided Mr. Siegel with certain payments and benefits upon the termination of his employment, as described under Potential Payments Upon Termination or Change of Control.

The complete text of the J. Siegel Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated June 27, 2019. The complete text of the first amendment to the J. Siegel Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated October 11, 2019, and the Transition Agreement was filed with the SEC as an exhibit to a Form 10-Q dated November 3, 2022. The J. Siegel Employment Agreement and the amendments thereto (including the Transition Agreement) are incorporated herein by reference and the foregoing description of such agreements is qualified in its entirety by the text of such agreements.

Daniel Siegel

During 2022, Daniel Siegel was employed by us as our President pursuant to an employment agreement dated as of November 8, 2017, effective as of January 1, 2018 and amended as of January 1, 2019, January 1, 2021 and January 1, 2023 (the “D. Siegel Employment Agreement”).

The D. Siegel Employment Agreement provides that the term of Mr. Siegel’s employment is through December 31, 2020, with automatic renewals for additional one-year periods unless notice of non-renewal is provided by us or Mr. Siegel. On March 8, 2023, the D. Siegel Employment Agreement was amended, effective as of January 1, 2023, to increase Mr. Siegel’s annual base salary from $650,000 (for 2022) to $663,000.

The D. Siegel Employment Agreement provides certain perquisites including an automobile allowance of $1,500 per month. The D. Siegel Employment Agreement also entitles Mr. Siegel to receive an Annual Adjusted EBITDA Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Annual Bonuses.

The D. Siegel Employment Agreement further provides for payments to Mr. Siegel upon the termination of his employment under certain circumstances as described under Potential Payments Upon Termination or Change of Control.

The complete text of the D. Siegel Employment Agreement, dated as of November 8, 2017, was filed with the SEC on November 9, 2017 as an exhibit to a Form 10-Q. The complete text of the first amendment to the D. Siegel Employment Agreement was filed with the SEC on October 15, 2019 as an exhibit to a Form 8-K, the complete text of the second amendment to the D. Siegel Employment Agreement was filed on February 5, 2021 as an exhibit to a Form 8-K, and the complete text of the third amendment to the D. Siegel Employment Agreement was filed on March 9, 2023 as an exhibit to a Form 10-K. The D. Siegel Employment Agreement and the amendments thereto are incorporated herein by reference and the foregoing description of such agreements is qualified in its entirety by the text of such agreements.

Laurence Winoker

During 2022, Laurence Winoker was employed by us pursuant to an employment agreement, amended and restated as of September 10, 2015 and further amended as of November 8, 2017, January 1, 2019, August 1, 2022 and January 1, 2023 (the “Winoker Amended and Restated Employment Agreement”). Prior to August 1, 2022, Mr. Winoker served as Senior Vice President – Finance, Treasurer and Chief Financial Officer, and effective August 1, 2022, Mr. Winoker was promoted to Executive Vice President – Treasurer and Chief Financial Officer.

The Winoker Amended and Restated Employment Agreement provides for an annual base salary (for 2022) of $425,000, and on March 8, 2023, the Winoker Amended and Restated Employment Agreement was amended, effective as of January 1, 2023, to provide for an annual base salary of $446,250.

The Winoker Amended and Restated Employment Agreement also provides for an Annual Adjusted EBITDA Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Annual Bonuses and certain perquisites, including an automobile allowance of $1,000 per month.

The Winoker Amended and Restated Employment Agreement further provides for payments to Mr. Winoker upon the termination of his employment under certain circumstances as described under Potential Payments Upon Termination or Change of Control.

The complete text of the Winoker Amended and Restated Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated September 16, 2015. The complete text of the first amendment to the Winoker Amended and Restated Employment Agreement was filed with the SEC on November 9, 2017 as an exhibit to a Form 10-Q, the complete text of the second amendment to the Winoker Amended and Restated Employment Agreement was filed with the SEC on October 15, 2019 as an exhibit to a Form 8-K, the complete text of the third amendment to the Winoker Amended and Restated Employment Agreement was filed with the SEC on August 4, 2022 as an exhibit to a Form 10-Q, and the complete text of the fourth amendment to the Winoker Amended and Restated Employment Agreement was filed with the SEC on March 9, 2023 as an exhibit to a Form 10-K. The Winoker Amended and Restated Employment Agreement and the amendments to the Winoker Amended and Restated Employment Agreement are incorporated herein by reference and the foregoing description of such agreements is qualified in its entirety by the text of such agreements.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR ENDED December 31, 2022

The following table sets forth information regarding grants of plan-based compensation to the NEOs during 2022.

Name	Grant date	Estimated possible payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: Number of shares of stock (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($)	Grant date fair value of stock and option awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Robert Kay

Annual Incentive Plan		506,250	1,012,500	1,800,000

Restricted shares	March 8, 2022							98,500 (3)			1,200,715

Performance shares	March 8, 2022				73,875	98,500	147,750				1,200,715

Jeffrey Siegel

Annual Incentive Plan		337,500	675,000	1,181,250

Daniel Siegel

Annual Incentive Plan		365,625	731,250	975,000

Restricted shares	March 8, 2022							16,500 (3)			201,135

Performance shares	March 8, 2022				12,375	16,500	24,750				201,135

Laurence Winoker

Annual Incentive Plan		132,813	265,625	425,000

Restricted shares	March 8, 2022							8,000 (3)			97,520

Performance shares	March 8, 2022				6,000	8,000	12,000				97,520

Notes:

(1)	The threshold, target and maximum payouts disclosed in the table above include the Annual Adjusted EBITDA Performance Bonus and the Annual Individual Goal Bonus for each of the NEOs.
(2)

The threshold, target and maximum performance share award amounts represent possible future payout of our common stock underlying performance share awards granted in 2022. These awards will vest based on cumulative performance metrics over a three-year performance period (January 1, 2022 through December 31, 2024), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the target number of performance shares granted. If the minimum performance goals are not met at the end of the three-year period, no shares will be paid pursuant to the performance share awards.

(3)

Represents restricted stock granted under the Amended and Restated 2000 Long-Term Incentive Plan. The restricted stock vests 25% per year in four equal installments commencing on the first anniversary of the date of grant.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR ENDED December 31, 2022

	Option Awards		Restricted Stock Awards and Performance Share Awards
Name	Number of shares acquired on exercise	Value realized on exercise ($)	Number of shares acquired on vesting	Value realized on Vesting ($) (1)
Robert Kay	—	$ —	105,472	$ 1,307,568
Jeffrey Siegel	30,000	50,700	34,834	270,060
Daniel Siegel	10,000	12,038	14,736	183,731
Laurence Winoker	10,000	18,900	9,123	112,017

(1)

Stock awards value realized is determined by multiplying (i) the closing market price of the Company’s common stock on the vesting date by (ii) the number of shares of common stock that vested on that date.

OUTSTANDING EQUITY AWARDS HELD BY NEOs AT December 31, 2022

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Units of Stock That have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)

Robert Kay

Stock Options	150,000 (1)		$13.75	March 2, 2028

	250,000 (2)		$9.21	June 27, 2029

Restricted Shares					15,625 (3)	118,594 (4)

					5,000 (5)	37,950 (4)

					55,473 (6)	421,040 (4)

					98,500 (7)	747,615 (4)

Performance Shares							10,000 (8)	75,900 (4)

							73,965 (9)	561,394 (4)

							98,500 (10)	747,615 (4)

Jeffrey Siegel

Stock Options	24,000 (11)		$12.79	May 6, 2023

	100,000 (12)		$18.04	March 11, 2024

	16,000 (13)		$19.10	April 29, 2024

	75,000 (14)		$16.60	January 11, 2027

Daniel Siegel

Stock Options	16,000 (11)		$12.79	May 6, 2023

	16,000 (13)		$19.10	April 29, 2024

Restricted Shares					1,563 (3)	11,863 (4)
					3,125 (5)	23,719 (4)

					11,250 (6)	85,388 (4)

					16,500 (7)	125,235 (4)

Performance Shares							6,250 (8)	47,438 (4)

							15,000 (9)	113,850 (4)

							16,500 (10)	125,235 (4)

Laurence Winoker

Stock Options	8,000 (11)		$12.79	May 6, 2023

	8,000 (13)		$19.10	April 29, 2024

Restricted Shares					1,000 (3)	7,590 (4)
					2,250 (5)	17,078 (4)

					4,688 (6)	35,582 (4)

					8,000 (7)	60,720 (4)

Performance Shares							4,500 (8)	34,155 (4)

							6,250 (9)	47,438 (4)

							8,000 (10)	60,720 (4)

Notes:

(1)	This option was granted on March 2, 2018 and vested 33% a year in three equal annual installments commencing on the first anniversary of the date of grant.
(2)	This option was granted on June 27, 2019 and vested 33% a year in three equal annual installments commencing on the first anniversary of the date of grant.
(3)	These restricted shares were granted on June 27, 2019 and vest 25% per year in four equal annual installments commencing on the first anniversary of the date of grant.
(4)

Calculated using a price per share of $7.59, the closing market price of the Company’s common stock as reported by the Nasdaq Stock Market on December 31, 2022, the end of the Company’s last completed fiscal year.

(5)	These restricted shares were granted on June 25, 2020 and vest 25% per year in four equal annual installments commencing on the first anniversary of the date of grant.
(6)	These restricted shares were granted on March 9, 2021 and vest 25% per year in four equal annual installments commencing on the first anniversary of the date of grant.
(7)	These restricted shares were granted on March 8, 2022 and vest 25% per year in four equal annual installments commencing on the first anniversary of the date of grant.
(8)

These performance shares were granted on June 25, 2020. These awards vest upon the achievement of performance measures based on cumulative performance metrics over a three-year performance period (January 1, 2020 through December 31, 2022), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of performance shares granted. The number of shares reflected assumes the target level of performance achievement which would result in the performance shares vesting at 100% of the target.

(9)

These performance shares were granted on March 9, 2021. These awards vest upon the achievement of performance measures based on a cumulative performance metrics over a three-year performance period (January 1, 2021 through December 31, 2023), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of performance shares granted. The number of shares reflected assumes the target level of performance achievement which would result in the performance shares vesting at 100% of the target.

(10)

These performance shares were granted on March 8, 2022. These awards vest upon the achievement of performance measures based on a cumulative performance metrics over a three-year performance period (January 1, 2022 through December 31, 2024), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of performance shares granted. The number of shares reflected assumes the target level of performance achievement which would result in the performance shares vesting at 100% of the target. As of December 31, 2022, the Company determined that achievement of the performance goals for the performance share awards granted in 2022 is likely to be below the threshold level.

(11)	This option was granted on May 7, 2013 and vested 25% a year in four equal annual installments commencing on the first anniversary of date of grant.
(12)	This option was granted on March 13, 2014 and vested 33% a year in three equal annual installments on each of December 31, 2014, 2015 and 2016.
(13)	This option was granted on April 30, 2014 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(14)	This option was granted on January 12, 2017 and vested 33% a year in three equal annual installments on each of December 31, 2017, 2018 and 2019.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The employment agreements that we have entered into with each of the NEOs require us to make certain payments to these individuals in the event of a termination of their employment outside of or in connection with a change of control of the Company. We believe that the arrangements with respect to a change of control termination are appropriate to allow the NEOs to focus on our interests in a change of control situation without distractions relating to their employment. Notwithstanding provisions contained in the respective NEO’s employment agreement, all equity awards are subject to the provisions of the Amended and Restated 2000 Long-Term Incentive Plan, as it may be amended from time to time.

Other than with respect to Jeffrey Siegel, whose termination payments are described in a separate table below, the following table shows estimated payments that would have been made to each of our NEOs pursuant to their employment agreements and outstanding equity award agreements as of December 31, 2022 under various scenarios involving a termination of employment outside of or in connection with a change of control of the Company, assuming that each individual’s employment was terminated on December 31, 2022 and using the closing market price of our common stock as of December 31, 2022:

Upon Termination as a Result of a Disability
Payment	Robert Kay	Daniel Siegel	Laurence Winoker
Cash severance	$450,000	$325,000	$212,500
Awarded but unpaid bonus	$225,000	$243,750	$106,250
Options (intrinsic value)	—	—	—
Restricted shares (intrinsic value)	—	—	—
Accrued salary	—	—	—
Accrued vacation	$207,692	$25,000	$16,346
Unreimbursed expenses	—	—	—
TOTAL	$882,692	$593,750	$335,096

Upon Termination as a Result of a Death
Payment	Robert Kay	Daniel Siegel	Laurence Winoker
Cash severance	—	—	—
Awarded but unpaid bonus	$225,000	$243,750	$106,250
Options (intrinsic value)	—	—	—
Restricted shares (intrinsic value)	—	—	—
Accrued salary	—	—	—
Accrued vacation	$207,692	$25,000	$16,346
Unreimbursed expenses	—	—	—
TOTAL	$432,692	$268,750	$122,596

Upon Termination by the Company for Cause or by the Executive without Good Reason
Payment	Robert Kay	Daniel Siegel	Laurence Winoker
Awarded but unpaid bonus	—	—	$106,250
Accrued salary	—	—	—
Accrued vacation	$207,692	$25,000	$16,346
Unreimbursed expenses	—	—	—
TOTAL	$207,692	$25,000	$122,596

Upon Termination in Connection with a Change of Control of the Company by the Company without Cause or by the Executive for Good Reason
Payment	Robert Kay	Daniel Siegel	Laurence Winoker
Cash severance	$3,825,000	$2,762,500	$1,381,250
Awarded but unpaid bonus	$225,000	$243,750	$106,250
Options (intrinsic value)	—	—	—
Restricted shares and performance shares (intrinsic value) (1)	$2,710,108	$532,728	$263,283
Health benefits	$6,349	$11,566	$8,293
Unreimbursed expenses	—	—	—
Accrued salary	—	—	—
Accrued vacation	$207,692	$25,000	$16,346
TOTAL	$6,974,149	$3,575,544	$1,775,422

Upon All Other Termination by the Company or by the Executive for Good Reason
Payment	Robert Kay (2)	Daniel Siegel (3)	Laurence Winoker (4)
Cash severance	$3,825,000	$2,762,500	$1,381,250
Awarded but unpaid bonus	$225,000	$243,750	$106,250
Options (intrinsic value)	—	—	—
Restricted shares (intrinsic value)	$1,325,199	$246,204	$120,970
Health benefits	$6,349	$11,566	$8,293
Accrued salary	—	—	—
Accrued vacation	$207,692	$25,000	$16,346
TOTAL	$5,589,240	$3,289,020	$1,633,109

Notes:

(1)

Includes the vesting at target value of performance shares with open performance periods as of December 31, 2022, which would vest in the event of such termination within 24 months following change of control of the Company.

(2)

$900,000 of such cash severance amount would be payable to Mr. Kay pursuant to his current employment agreement if his employment was terminated by non-renewal upon the expiration of the term of his employment under his employment agreement.

(3)

$650,000 of such cash severance amount would be payable to Mr. Siegel pursuant to his employment agreement if his employment was terminated by non-renewal upon expiration of the term of his employment under his employment agreement.

(4)

$425,000 of such cash severance amount would be payable to Mr. Winoker pursuant to his employment agreement if his employment was terminated by non-renewal upon expiration of the term of his employment under his employment agreement.

As described above under Employment Agreements of the NEOs, Jeffrey Siegel’s employment with the Company terminated on March 31, 2023 upon the expiration of the term of the J. Siegel Employment Agreement (as extended by the Transition Agreement).

The table below sets forth the amounts that the Company would be required to pay to Mr. Siegel pursuant to the J. Siegel Employment Agreement if his employment had terminated under the circumstances described below.

Payment	Termination by the Company for Cause or by the Executive without Good Reason	Termination by the Company without Cause, by the Executive for Good Reason, or on account of Death or Disability	Termination upon Expiration of the Agreement Term(1)

Cash payments	—	$4,050,000	$1,427,091 (2)

Awarded but unpaid bonus	—	$168,750	—

Options (intrinsic value)	—	—	—

Restricted shares (intrinsic value)	—	—	—

Health benefits	—	$4,670	—

Unreimbursed expenses	—	—	—

Accrued salary	—	—	—

Accrued vacation	$103,846	$103,846	$103,846

TOTAL	$103,846	$4,327,266	$1,530,937

Notes:

(1)	The amounts in this column were paid to Mr. J. Siegel on April 7, 2023, as required by the terms of the J. Siegel Employment Agreement.

(2)

This amount represents the amount payable to Mr. J. Siegel upon his termination of employment on account of the expiration of the term of the J. Siegel Employment Agreement pursuant to the terms of the J. Siegel Employment Agreement. Such amount is equal to the sum of: (i) 1.0 times the average annual base salary provided to Mr. Siegel under the J. Siegel Employment Agreement for each of 2020, 2021, and 2022 (i.e., $691,667) and (ii) 1.0 times the average of the annual bonuses provided to Mr. Siegel under the J. Siegel Employment Agreement for each of 2020, 2021, and 2022 (i.e., $735,424).

Robert B. Kay

The Kay Employment Agreement contains the following provisions regarding the termination of Mr. Kay’s employment outside of or in connection with a change of control of the Company.

Termination for Cause; Resignation Without Good Reason

If Mr. Kay’s employment is terminated by us for Cause or if Mr. Kay resigns other than for Good Reason (in each case, as defined by the Kay Employment Agreement), Mr. Kay will be entitled to be paid the following amounts (collectively, the “Kay Accrued Obligations”):

•	His base salary accrued up to and including the date of termination or resignation of his employment;
•	An amount in lieu of any accrued but unused vacation time;
•	The amount of any unreimbursed expenses; and
•	All benefits that are accrued and vested through the date of termination under all employee benefit plans of the Company.

Death

If Mr. Kay’s employment terminates on account of his death, then Mr. Kay’s estate will receive the Kay Accrued Obligations plus any Pro-Rated Performance Bonus accrued through the date of his termination of employment. The “Pro-Rated Performance Bonus” for a particular fiscal year is the amount equal to the Annual Adjusted EBITDA Performance Bonus for the fiscal year that would have been payable to Mr. Kay, if his employment had not terminated during the year, pro-rated for the months during the year up to and including the month of the termination.

Termination Due to Disability

If Mr. Kay’s employment terminates on account of Total Disability (as defined by the Kay Employment Agreement), then in addition to the Kay Accrued Obligations, Mr. Kay will receive, conditioned on his execution and non-revocation of a release of claims against the Company, continued payments of base salary for six months following his termination of employment (except that payment will be made in a lump sum if Mr. Kay’s termination due to Total Disability occurs within two years following a “Change of Control”, as defined by the Kay Employment Agreement) and any Pro-Rated Performance Bonus (as defined above) accrued through the date of his termination.

Termination by the Company without Cause; Resignation by the Executive for Good Reason

If Mr. Kay’s employment is terminated (i) by us without Cause or (ii) by Mr. Kay for Good Reason, in each case outside of the context of a Change of Control, then in addition to the Kay Accrued Obligations, Mr. Kay will receive, conditioned on his execution and non-revocation of a release of all claims against the Company:

•	Reimbursement for certain medical and dental expenses set forth in the Kay Employment Agreement for a period of 12 months;
•	2.0 times Mr. Kay’s base salary as in effect at the date of termination payable over a period of 24 months following the date of termination;
•	The Pro-Rated Performance Bonus for the fiscal year in which termination occurs, payable at the same time as the performance bonus for such fiscal year would otherwise have been paid;
•

2.0 times an amount equal to 112.5% of Mr. Kay’s annual base salary in effect at the time of termination (such amount, the “Kay Target Bonus”) payable within 60 days following the termination date; and

•

Mr. Kay’s then-outstanding stock options will immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock will immediately terminate, subject to the terms of the LTIP.

Termination upon Expiration of Term

If Mr. Kay’s employment is terminated by reason of our failure to renew his employment agreement, outside the context of a Change of Control, then in addition to the Kay Accrued Obligations, Mr. Kay will receive, conditioned upon his execution and non-revocation of a release of all claims against the Company:

•	Reimbursement for certain medical and dental benefits set forth in the Kay Employment Agreement for a period of 12 months;
•	1.0 times Mr. Kay’s base salary as in effect at the date of termination payable over a period of 12 months following the date of termination;
•

The Annual Adjusted EBITDA Performance Bonus for the fiscal year in which termination occurs, payable at the same time as the Annual Adjusted EBITDA Performance Bonus for such fiscal year would otherwise have been paid; and

•

Mr. Kay’s then-outstanding stock options will immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock will immediately terminate, subject to the terms of the LTIP.

Termination by the Company without Cause or on account of Non-Renewal, Resignation by the Executive for Good Reason in Connection with Certain Changes of Control

If Mr. Kay’s employment is terminated by Mr. Kay for Good Reason or by us without Cause or by us upon expiration of the term following delivery of a notice of non-renewal, in each case upon or within two years following a Change of Control, then in addition to the Kay Accrued Obligations, Mr. Kay will receive, conditioned upon his execution and non-revocation of a release of all claims against the Company:

•	Reimbursement for certain medical and dental benefits set forth in the Kay Employment Agreement for a period of 12 months;
•

2.0 times Mr. Kay’s annual base salary in effect at the effective date of the Change of Control, or if greater, 2.0 times his annual base salary in effect as of his termination of employment payable in a lump sum within 60 days following the date of termination;

•

The Pro-Rated Performance Bonus for the fiscal year in which termination occurs, payable at the same time as the Annual Adjusted EBITDA Performance Bonus for such fiscal year would otherwise have been paid;

•

2.0 times the Kay Target Bonus, using the greater of Mr. Kay’s base salary in effect at the time of termination and base salary in effect at the time of the Change of Control, payable in a lump sum within 60 days following the date of termination; and

•

Mr. Kay’s then-outstanding stock options will vest and become immediately exercisable and all restrictions on his shares of restricted stock will immediately terminate, subject to the terms of the LTIP.

If Mr. Kay’s employment is terminated by Mr. Kay for Good Reason or by us without Cause or upon expiration of the term following delivery of a notice of non-renewal, and in each case, within 90 days following such termination, a Change of Control occurs, then Mr. Kay will be entitled to receive a payment equal to the excess of the base salary severance payments that would have been due to him had he been terminated within two years following a Change of Control, less the amount of base salary severance payments already paid to him. Additionally, in the event that such termination is on account of our delivery of a notice of non-renewal, Mr. Kay will be entitled to receive two times the Kay Target Bonus, and both amounts are payable within 60 days following the Change of Control.

If all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we will reduce such payments if by reason of such reduction, the net after-tax benefit to Mr. Kay will exceed the net after-tax benefit to him if such reduction were not made.

Jeffrey Siegel

The J. Siegel Employment Agreement contains the following provisions regarding the termination of Mr. Siegel’s employment outside of or in connection with a change of control of the Company.

Termination for Cause; Resignation without Good Reason

If Mr. Siegel’s employment had been terminated by us for Cause or if Mr. Siegel resigned other than for Good Reason (as such terms are defined in the J. Siegel Employment Agreement), Mr. Siegel would have been entitled to be paid the following amounts (collectively, the “J. Siegel Accrued Obligations”):

•	His base salary accrued up to and including the date of termination or resignation of his employment;

•	An amount in lieu of any accrued but unused vacation time; and

•	The amount of any unreimbursed expenses.

Mr. Siegel would also have been entitled to exercise any then-outstanding stock options granted to Mr. Siegel that vested on or prior to such termination or resignation of employment.

Termination by the Company without Cause; Resignation by the Executive for Good Reason; Termination due to Disability; Death

Under the J. Siegel Employment Agreement, if Mr. Siegel’s employment had been terminated prior to December 31, 2022 (i) by us for any reason other than Cause, (ii) by Mr. Siegel for Good Reason, (iii) by us or Mr. Siegel due to Mr. Siegel’s Disability (as defined in the J. Siegel Employment Agreement) or (iv) by reason of Mr. Siegel’s death (collectively, a “Siegel Involuntary Termination”), Mr. Siegel would have been be entitled to payment of the J. Siegel Accrued Obligations, and subject to Mr. Siegel’s execution and non-revocation of a release of claims against the Company (except in the case of death), he would have received the following severance payments (the “J. Siegel Severance Payments”):

•

3.0 times Mr. Siegel’s base salary in effect at the time of termination (or, if such payment had been made in connection with a Change of Control, as defined by the J. Siegel Employment Agreement, the greater of base salary in effect at the time of termination or the base salary amount as specified under the J. Siegel Employment Agreement);

•	3.0 times Mr. Siegel’s target bonus (which is equal to 100% of his base salary in effect for the year in which the termination occurs); and

•

An amount equal to the Annual Adjusted EBITDA Performance Bonus for the fiscal year in which termination occurs that would have been payable to Mr. Siegel if his employment had not terminated during the year; provided that, if such Involuntary Termination occurred on or prior to June 30 of a fiscal year, such amount would have been pro-rated for the months during the year up to and including the month of termination.

The payments described above would have been made in a lump sum within 60 days of termination, except for the payment in respect of Mr. Siegel’s Annual Adjusted EBITDA Performance Bonus, which would have been paid in the calendar year following termination. In addition, to the extent permitted by the applicable plans, Mr. Siegel would have continued to participate, at our expense, in our health and medical plans and in any other benefits provided by us to Mr. Siegel at the time of such Involuntary Termination until December 31, 2022 or until Mr. Siegel obtained other employment, whichever occurred first. All of Mr. Siegel’s then outstanding stock options would have been immediately vested and exercisable and the restrictions on his restricted stock would have immediately terminated, to the extent permitted under the LTIP.

Solely in the event Mr. Siegel’s employment had been terminated on account of his death or Disability, then in addition to the payments and benefits described above, he would also be eligible to receive any death or disability benefits (as applicable) that are provided under the terms of any pension, medical, disability and life insurance plan to which Mr. Siegel is entitled.

Termination upon Expiration of Term

In accordance with the terms of the J. Siegel Employment Agreement (as extended by the Transition Agreement), Mr. Siegel’s employment terminated on March 31, 2023, on account of the expiration of the term of the J. Siegel Employment Agreement. Under the terms of the J. Siegel Employment Agreement, Mr. Siegel became entitled to payment of the J. Siegel Accrued Obligations. In addition, and subject to Mr. Siegel’s execution and non-revocation of a release of claims against the Company, Mr. Siegel became entitled to the following payments and benefits pursuant to the J. Siegel Employment Agreement:

•	1.0 times the average base salary provided to Mr. Siegel under the J. Siegel Employment Agreement for each of 2020, 2021, and 2022 (i.e., $691,667); and

•	1.0 times the average of the annual bonuses provided to Mr. Siegel under the J. Siegel Employment Agreement for each of 2020, 2021 and 2022 (i.e., $735,424).

Both payments were paid in a lump sum on April 7, 2023. In addition, any unvested stock options would have become vested and any restrictions on outstanding restricted stock would have terminated; however, Mr. Siegel did not have any outstanding unvested stock options or restricted stock at the time of his termination of employment.

In connection with Mr. Siegel’s appointment as Chairman of the Board, the Compensation Committee extended the exercise period under Mr. Siegel’s outstanding vested stock options so that they remain exercisable until 90 days following termination of Mr. Siegel’s service on the Board (12 months in the event such termination is on account of Mr. Siegel’s death or disability), or if earlier, the otherwise applicable fixed expiration date.

Continuation of Life Insurance

Upon termination of Mr. Siegel’s employment for any reason other than by reason of his death, Mr. Siegel had the right to assume the life insurance policies in his name owned by the Company.

Section 280G

If Mr. Siegel had received the J. Siegel Severance Payments in connection with a Change of Control and all or any portion of the payments and benefits would have constituted a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we would have reduced such payments if by reason of such reduction, the net after-tax benefit to Mr. Siegel would have exceeded the net after-tax benefit to him if such reduction were not made.

Daniel Siegel

The D. Siegel Employment Agreement contains the following terms regarding the termination of Mr. Siegel’s employment and a change of control of the Company.

Termination for Cause; Resignation without Good Reason

If Mr. Siegel’s employment is terminated by us for Cause or by Mr. Siegel without Good Reason (in each case, as defined by the D. Siegel Employment Agreement), Mr. Siegel will be entitled to be paid the following amounts (collectively, “D. Siegel Accrued Obligations”):

•	His base salary for the period accrued up to and including the date of termination of his employment;
•	An amount in lieu of any accrued but unused vacation time;
•	The amount of any unreimbursed expenses; and
•	All benefits that are accrued and vested through the date of termination under all employee benefit plans of the Company.

Death

If Mr. Siegel’s employment terminates on account of his death, then Mr. Siegel’s estate will receive the D. Siegel Accrued Obligations plus any Pro-Rated Performance Bonus accrued through the date of his termination of employment. The “Pro-Rated Performance Bonus” for a particular fiscal year is the amount equal to the Annual Adjusted EBITDA Performance Bonus for the fiscal year that would have been payable to Mr. Siegel, if his employment had not terminated during the year, pro-rated for the months during the year up to and including the month of the termination.

Termination Due to Disability

If Mr. Siegel’s employment terminates on account of Total Disability (as defined by the D. Siegel Employment Agreement), then in addition to the D. Siegel Accrued Obligations, Mr. Siegel will receive, conditioned upon his execution and non-revocation of an effective release of all claims against the Company, continued payments of base salary for six months following his termination of employment (except that payment will be made in a lump sum if Mr. Siegel’s termination due to Total Disability occurs within two years following a Change of Control, as defined by the D. Siegel Employment Agreement) and any Pro-Rated Performance Bonus accrued through the date of his termination.

Termination by the Company without Cause; Resignation by the Executive for Good Reason

If (i) Mr. Siegel’s employment is terminated by us without Cause, or (ii) Mr. Siegel’s employment is terminated by Mr. Siegel for Good Reason, in each case outside of the context of a Change of Control, then in addition to the D. Siegel Accrued Obligations, Mr. Siegel will receive, conditioned upon his execution and non-revocation of a release of all claims against the Company:

•	Certain medical and dental benefits set forth in the D. Siegel Employment Agreement for a period of 12 months;
•	2.0 times Mr. Siegel’s base salary as in effect at the date of termination payable over a period of 24 months following the date of termination;
•	The Pro-Rated Performance Bonus for the fiscal year in which the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid;
•

2.0 times an amount equal to 112.5% of Mr. Siegel’s annual base salary in effect at the time of termination (such amount, the “D. Siegel Target Bonus”) payable within 60 days following termination; and

•

Mr. Siegel’s then-outstanding stock options will immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock will immediately terminate, subject to the terms of the LTIP.

Termination upon Expiration of Term

If Mr. Siegel’s employment is terminated by reason of our failure to renew the term of his employment under his employment agreement, then in addition to the D. Siegel Accrued Obligations, Mr. Siegel will be entitled to receive, conditioned on his execution and non-revocation of a release of all claims against the Company:

•	Certain medical and dental benefits set forth in the D. Siegel Employment Agreement for a period of 12 months;
•	1.0 times Mr. Siegel’s base salary as in effect at the date of termination payable over a period of 12 months following the date of termination;
•	The Annual Adjusted EBITDA Performance Bonus for the fiscal year in which termination occurs; and
•

Mr. Siegel’s then-outstanding stock options will immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock will immediately terminate, subject to the terms of the LTIP.

Termination by the Company without Cause or on Account of Non-Renewal in Connection with Certain Changes of Control, Resignation by the Executive for Good Reason in Connection with Certain Changes of Control

If Mr. Siegel’s employment is terminated by Mr. Siegel for Good Reason or by us without Cause or upon expiration of the term following our delivery of a notice of non-renewal, in each case upon or within two years following a Change of Control, then in addition to the D. Siegel Accrued Obligations, Mr. Siegel will be entitled to receive, conditioned on his execution and non-revocation of a release of all claims against the Company:

•	Certain medical and dental benefits set forth in his employment agreement for a period of 12 months;
•

2.0 times his annual base salary in effect at the effective date of the Change of Control, or if greater, 2.0 times his annual base salary in effect as of his termination of employment, payable in a lump sum within 60 days following termination;

•

The Pro-Rated Performance Bonus for the fiscal year in which termination occurs, payable at the same time as the Annual Adjusted EBITDA Performance Bonus for such fiscal year would otherwise have been paid;

•

2.0 times the D. Siegel Target Bonus, using the greater of Mr. Siegel’s base salary in effect at the time of termination and base salary in effect at the time of the Change of Control, payable in a lump sum within 60 days following termination; and

•

All of Mr. Siegel’s then-outstanding stock options will vest and become immediately exercisable and all restrictions on his shares of restricted stock granted will immediately terminate, subject to the terms of the LTIP.

If Mr. Siegel’s employment is terminated by Mr. Siegel for Good Reason or by us without Cause or upon expiration of the term following our delivery of a notice of non-renewal, and in each case, within 90 days following such termination, a Change of Control occurs, then Mr. Siegel will be entitled to receive a payment equal to the excess of the base salary severance payments that would have been due to him had he been terminated within two years following a Change of Control, less the amount of base salary severance payments already paid to him. Additionally, in the event that such termination is on account of our delivery of a notice of non-renewal, Mr. Siegel will be entitled to receive two times the D. Siegel Target Bonus, payable within 60 days following the Change of Control.

If all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we will reduce such payments if by reason of such reduction, the net after-tax benefit to Mr. Siegel will exceed the net after-tax benefit to him if such reduction were not made.

Laurence Winoker

The Winoker Employment Agreement contains the following terms regarding the termination of his employment and a change of control of the Company.

Termination for Cause; Resignation Without Good Reason

If Mr. Winoker’s employment is terminated by us for Cause or by Mr. Winoker without Good Reason (in each case, as defined by the Winoker Employment Agreement), Mr. Winoker will be entitled to the following (collectively, the “Winoker Accrued Obligations”):

•	His base salary accrued up to and including the date of termination of his employment;
•	An amount in lieu of any accrued but unused vacation time;
•	Any accrued but unpaid bonus;
•	The amount of any unreimbursed expenses; and
•

Any vested rights that Mr. Winoker may have pursuant to any insurance or other death benefit, bonus, retirement, or stock award plans or arrangements of the Company or any other employee benefit program.

Death

If Mr. Winoker’s employment is terminated by reason of Mr. Winoker’s death, then Mr. Winoker’s estate will receive the Winoker Accrued Obligations. In addition, if Mr. Winoker’s employment is terminated prior to December 1 of any year, Mr. Winoker’s estate will receive any Pro-Rated Adjusted EBITDA Performance Bonus accrued through the date of termination of employment. The “Pro-Rated Adjusted EBITDA Performance Bonus” for a particular fiscal year is the amount equal to the Adjusted EBITDA Performance Bonus for the fiscal year that would have been payable to Mr. Winoker by the Company, as determined by the Board, if Mr. Winoker’s employment had not terminated during the year, pro-rated for the months during the year up to and including the month of the termination.

Termination Due to Disability

If Mr. Winoker’s employment is terminated on account of Total Disability (as defined by the Winoker Employment Agreement), then in addition to the Winoker Accrued Obligations, Mr. Winoker will receive, conditioned on his execution and non-revocation of a release of all claims against the Company, continued payments of his base salary for a period of six months following the date of termination, and if such termination occurs prior to December 1, the Pro-Rated Adjusted EBITDA Performance Bonus for the year of termination.

Termination by the Company without Cause, Resignation by the Executive for Good Reason

If (i) Mr. Winoker’s employment is terminated by us without Cause, or (ii) Mr. Winoker’s employment is terminated by Mr. Winoker for Good Reason, in each case outside of the context of a Change of Control (as defined by the Winoker Amended and Restated Employment Agreement), then in addition to the Accrued Obligations, Mr. Winoker will be entitled to receive, conditioned on his execution and non-revocation of a release of all claims against the Company:

•	Certain medical and dental benefits set forth in Winoker Amended and Restated Employment Agreement for a period of 12 months;
•	2.0 times Mr. Winoker’s base salary as in effect at the date of termination payable over a period of 24 months from the date of termination;
•

The Pro-Rated Annual Bonus for the fiscal year in which termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid. The “Pro-Rated Annual Bonus” for a particular fiscal year is the amount equal to the annual bonus for the fiscal year that would have been payable to Mr. Winoker by the Company, as determined by the Board, if Mr. Winoker’s employment had not terminated during the year, pro-rated for the months during the year preceding the termination; and

•	2.0 times an amount equal to 62.5% of Mr. Winoker’s annual base salary in effect at the time of termination (such amount, the “Winoker Target Bonus”), payable within 60 days following termination.

Mr. Winoker’s then-outstanding stock options will immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock will immediately terminate, subject to the terms of the LTIP.

Termination Upon Expiration of Term

If Mr. Winoker’s employment is terminated by reason of our failure to renew the Winoker Amended and Restated Employment Agreement, outside the context of a Change of Control, then in addition to the Accrued Obligations, Mr. Winoker will receive, conditioned on his execution and non-revocation of a release of all claims against the Company:

•	Reimbursement for certain medical and dental benefits set forth in the Winoker Amended and Restated Employment Agreement for a period of 12 months;
•	An amount equal to Mr. Winoker’s base salary as in effect upon termination, payable over a period of 12 months from the date of termination; and
•	The annual bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the annual bonus for such fiscal year would otherwise have been paid.

Mr. Winoker’s then-outstanding stock options will immediately vest and become exercisable and all restrictions on shares of restricted stock granted by us to Mr. Winoker will immediately terminate, subject to the terms of the LTIP.

Termination by the Company without Cause or on Account of Non-Renewal, Resignation by the Executive for Good Reason in Connection with Certain Changes of Control

If, during the term of Mr. Winoker’s employment, Mr. Winoker is terminated by the Company without Cause, Mr. Winoker voluntarily terminates his employment for Good Reason, or Mr. Winoker’s employment terminates upon expiration of the term following a notice of non-renewal provided by us, in each case upon or within two years following a Change of Control, then in addition to the Winoker Accrued Obligations, Mr. Winoker will be entitled to receive, conditioned upon his execution and non-revocation of a release of all claims against the Company:

•	Reimbursement for certain medical and dental benefits set forth in the Winoker Amended and Restated Employment Agreement for a period of 12 months.
•

A cash payment equal to 200% of Mr. Winoker’s base salary in effect at the effective date of the Change of Control or if greater, 200% of Mr. Winoker’s base salary in effect at the effective date of termination, payable in a lump sum within 60 days following termination;

•	The Pro-Rated Performance Bonus for the fiscal year in which termination occurs, payable at the same time as the annual bonus for such fiscal year would otherwise have been paid; and
•

2.0 times the Winoker Target Bonus, using the greater of Mr. Winoker’s annual base salary in effect at the time of termination and annual base salary in effect at the time of the Change of Control, payable in a lump sum within 60 days following termination.

All of Mr. Winoker’s then-outstanding stock options will vest and become immediately exercisable and all restrictions on his shares of restricted stock will immediately terminate, subject to the terms of the LTIP.

In the event that Mr. Winoker’s employment is terminated by Mr. Winoker for Good Reason or by us without Cause or upon expiration of the term following delivery of a notice of non-renewal provided by us, and in each case, within 90 days of the termination, we execute a definitive agreement to enter into a transaction the consummation of which would result in a Change of Control and such transaction is actually consummated, then Mr. Winoker will be entitled to receive a payment equal to the excess of the base salary severance payments that would have been due to him had he been terminated within two years following a Change of Control, less the amount of base salary severance payments already paid to him. Additionally, in the event that such termination is on account of our delivery of a notice of non-renewal, Mr. Winoker will be entitled to receive two times the Winoker Target Bonus within 60 days following the date of the Change of Control.

If all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we will reduce such payments if by reason of such reduction, the net after-tax benefit to Mr. Winoker will exceed the net after-tax benefit to him if such reduction were not made.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Robert Kay, our Chief Executive Officer (our “CEO”) in fiscal 2022:

•	The median of annual compensation of all employees excluding the CEO – $38,070
•	The annual total compensation of the CEO in 2022 – $3,581,605
•	The ratio of the CEO’s annual total compensation to the median employee’s compensation – 94.08:1

In order to determine the median employee from a compensation perspective, the Company collected cash compensation (salary and cash bonuses) paid in 2022 for all employees worldwide that were compensated during 2022, as of December 31, 2022 (the “determination date”). For those employees compensated in foreign currencies, exchange rates at year-end were used to convert their compensation into U.S. dollars. To determine the ratio disclosed above, the Company calculated the median employee’s compensation for fiscal 2022 in accordance with the rules applicable to the compensation elements included in the Summary Compensation Table and compared such compensation to the compensation of our CEO, Mr. Robert Kay set forth in the Summary Compensation Table.

In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours. As a result, the foregoing information may not be directly comparable to the information provided by other companies in our peer group or otherwise. We believe the pay ratio included above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”, as calculated in accordance with the SEC rules) and certain Company performance measures for the fiscal years listed below. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive pay with performance, refer to our Compensation Discussion & Analysis (“CD&A”).

	Robert Kay (1)		Non-CEO NEOs (2)
	Summary Compensation Table Total	Compensation Actually Paid (3)(4)	Average Summary Compensation Table Total	Average Compensation Actually Paid (3)(4)	Year-end value of initial fixed $100 investment on December 31, 2020 based on total shareholder return	Net Income (in millions)
Year	$	$	$	$	$	$

2022	3,581,605	(361,402)	975,834	514,930	51.24	(6.2)
2021	4,559,720	5,123,891	1,638,341	1,723,854	106.23	20.8

(1)

Amounts reported in these columns reflect (i) the total compensation reported in the Summary Compensation Table for Robert Kay for each of 2021 and 2022 and (ii) the CAP for Robert Kay for each of 2021 and 2022.

(2)

Amounts reported in the Non-CEO NEOs columns reflect (i) the average of the total compensation reported in the Summary Compensation Table for Jeffrey Siegel, Daniel Siegel, and Laurence Winoker for each of 2021 and 2022 and (ii) the average CAP for Jeffrey Siegel, Daniel Siegel, and Laurence Winoker for each of 2021 and 2022.

(3)

To calculate the CAP, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. The deductions from, and additions to, total compensation in the Summary Compensation Table by year that were used to calculate CAP include:

	2022		2021
	Robert Kay	Average Non- CEO NEOs	Robert Kay	Average Non- CEO NEOs
Total Compensation from Summary Compensation Table	$3,581,605	$975,834	$4,559,720	$1,638,341
Adjustments for Equity Awards

Adjustment for grant date values in the Summary Compensation Table	$(2,401,430)	$(199,103)	$(2,097,633)	$(200,883)

Year-end fair value of unvested awards granted in the current year	$760,174	$63,026	$2,622,542	$251,152

Year-over-year difference of year-end fair values for unvested awards granted in prior years	$(1,663,103)	$(201,540)	$289,154	$36,035

Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(638,648)	$(123,287)	$(249,892)	$(791)

Total Adjustments for Equity Awards	$(3,943,007)	$(460,904)	$564,171	$85,513

Compensation Actually Paid (as calculated)*	$(361,402)	$514,930	$5,123,891	$1,723,854

*No adjustments were made for pension or dividends not otherwise included in total compensation.

(4)	The equity valuation assumptions used for purposes of calculating CAP are not materially different from the grant date valuation assumptions.

Pay Versus Performance: Graphical Description

The illustrations below provide graphical descriptions of the relationships between the following:

•	The NEO’s CAP and the Company’s cumulative total shareholder return (“TSR”); and
•	The NEO’s CAP and the Company’s net income.

Proposal No. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

Our Audit Committee appointed the firm of Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2023. Ernst & Young has audited our financial statements since 1984.

Our Audit Committee has adopted a policy that requires advance approval of all audit, audit-related and tax services and other services performed by the independent auditor. The policy provides for pre-approval by our Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, our Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Our Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services costing up to $50,000 provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting.

The following table sets forth fees paid or payable to Ernst & Young for services provided in each of the years ended December 31, 2022 and 2021:

	2022	2021
Audit fees	$1,722,900	$1,706,950
Audit-related fees	177,328	37,904
Tax fees	340,130	263,796
All other fees	—	3,000
TOTAL	$2,240,358	$2,011,650

Audit fees

Audit fees are fees paid to Ernst & Young for the annual audit of our financial statements, the quarterly reviews of our financial statements included in our Quarterly Reports on Form 10-Q, fees related to our annual audit of internal controls over financial reporting, statutory audit fees and fees for regulatory filings.

Audit-related fees

Audit related fees are fees paid to Ernst & Young for assurance and related services that are related to the performance of the audit or review of the financial statements but not reported as audit fees as well as other audit and due diligence procedures in connection with acquisitions or dispositions.

Tax fees

Tax fees are billed for services rendered for tax compliance including the preparation of tax returns and tax advisory services.

All other fees

All other fees consist of fees paid to Ernst & Young for access to Ernst & Young’s online accounting research tool.

In making its appointment of Ernst & Young to audit our financial statements for the fiscal year ending December 31, 2023, our Audit Committee reviewed past audit, audit related and other non-audit services performed during 2022. In selecting Ernst & Young, our Audit Committee carefully considered their independence. Our Audit Committee has determined that the performance of such non-audit services did not impair the independence of Ernst & Young.

Ernst & Young has confirmed to our Audit Committee that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

Although stockholder approval is not required for the appointment of an independent accounting firm, the Audit Committee and the Board believe that soliciting the Company’s stockholders’ input is a matter of good corporate practice. If the stockholders fail to ratify the selection, it will be considered as a directive to the Audit Committee to consider the appointment of another independent accounting firm for the following year, but the Audit Committee is not required to do so. Even if stockholders ratify the appointment of Ernst & Young, the Audit Committee retains the right to appoint a different independent registered public accounting firm for fiscal 2023 if it determines that it would be in the Company’s and its stockholders’ best interests.

Representatives of Ernst & Young are expected to be available to respond to appropriate questions of stockholders at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if they desire.

Our Board and Audit Committee unanimously recommend that stockholders vote FOR the ratification of the appointment of Ernst & Young.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board (the “Audit Committee”) reviewed and discussed the consolidated financial statements of the Company and our subsidiaries that are set forth in our 2022 Annual Report to Stockholders and in Item 8 of our 2022 Annual Report with our management and with Ernst & Young LLP, our independent registered public accounting firm.

Our Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, as amended, which includes, among other items, matters relating to the conduct of an audit of our financial statements and the adequacy of internal controls.

Our Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Rule 3256 of the Public Company Accounting Oversight Board, Communications Concerning Independence, and discussed with Ernst & Young LLP that firm’s independence from the Company. The Committee concluded that the provision by Ernst & Young LLP of non-audit services, including tax preparation services, to the Company is compatible with its independence.

Based on the review and discussions with our management and with Ernst & Young LLP, referred to above, our Audit Committee recommended to the Board and the Board has approved the inclusion of the audited financial statements in the Company’s 2022 Annual Report.

This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee

Michael J. Regan – Chair

John Koegel

Craig Phillips

CERTAIN RELATIONSHIPS

Certain relatives of Jeffrey Siegel, our Chairman of the Board, are employed by us, as follows:

•

Clifford Siegel, a son of Jeffrey Siegel, is employed by us as our Executive Vice-President – Global Supply Chain. His compensation in 2022 included earned cash compensation of $511,250, a grant of 5,000 restricted shares of our common stock, and a grant of 5,000 performance share awards.

•

James Wells, a son-in-law of Jeffrey Siegel, is employed by us as our Executive Vice-President and Group President of the Kitchenware Division. His compensation in 2022 included earned cash compensation of $499,600, a grant of 3,000 restricted shares of our common stock, and a grant of 3,000 performance share awards.

As previously described, Jeffrey Siegel is also the father of Daniel Siegel, who is an NEO, and a cousin of Craig Phillips, who is a director. Other than these employment relationships, there were no transactions with related persons requiring disclosure pursuant to Item 404 of Regulation S-K.

RELATED-PARTY TRANSACTIONS

Our policies and procedures regarding transactions with related persons are set forth in writing and require that our Audit Committee must review and approve any “related party” transaction, as defined in Item 404(a) of Regulation S-K, before it is consummated. The Audit Committee of our Board is responsible for reviewing such policies and procedures pursuant to its charter, which states that the Audit Committee will “review and approve all related-party transactions required to be disclosed according to SEC Regulation S-K, Item 404, and discuss with management the business rationale for the transactions and whether appropriate disclosures have been made. We also attempt to identify related party transactions each year by requiring directors and executive officers to complete a questionnaire that provides relevant information to assist in identifying such transactions.

Proposal No. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing stockholders with an advisory (non-binding) vote on the overall 2022 compensation of the Company’s named executive officers.

As described in detail under the heading “Compensation Discussion and Analysis – Compensation Philosophy and Objectives,” the Company’s compensation program has been designed to attract, reward and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A strong link between compensation and performance provides incentives for achieving short-term and long-term financial and business objectives and increasing the value of the Company’s common stock, thereby increasing value to the Company’s stockholders. The Company is committed to tying pay to performance. Reflecting this commitment, the Company’s annual equity compensation program generally consists of a mix of time-based restricted stock awards and performance-based stock awards. The performance shares provide an opportunity for shares to be earned at the end of a three-year performance period if pre-established financial goals are met. The Company also uses selected performance measures for the 2022 Annual Bonuses awarded pursuant to the Company’s Amended and Restated 2000 Incentive Bonus Compensation Plan and each executive’s employment agreement. Please read the “Compensation Discussion and Analysis” for additional details about the Company’s executive compensation programs, including information about the fiscal year 2022 compensation of the Company’s named executive officers.

The Board requests stockholders indicate their support of the named executive officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the Company’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Board asks its stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in accordance with Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and other related tables and disclosures.”

The “say-on-pay” vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. The Board and Compensation Committee, which is comprised entirely of independent directors, value the opinions of our stockholders and to the extent there are any significant votes against any named executive officer compensation as disclosed in this Proxy Statement, the Board will consider stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. However, neither the Board nor the Compensation Committee will have any obligation to take such actions. The “say-on-pay” vote is proposed annually, and will be on the ballot for the 2024 Annual Meeting of Stockholders.

Our Board of Directors unanimously recommends that stockholders vote FOR the approval of the 2022 compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals Submitted Pursuant to Rule 14a-8 of the Exchange Act

To be considered for inclusion in next year’s proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act, and acted upon at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), stockholder proposals must be submitted in writing to the attention of our Secretary at our principal office, no later than December 29, 2023. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery. Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from the Company’s proxy materials for the 2024 Annual Meeting if such proposals are not in compliance with applicable requirements of the Exchange Act.

Director Nominations and Stockholder Proposals Not Submitted Pursuant to Rule 14a-8 of the Exchange Act

Our Amended and Restated Bylaws also establish advance notice procedures with regard to stockholder proposals or director nominations that are not submitted for inclusion in the proxy statement. With respect to such stockholder proposals or director nominations, a stockholder’s advance notice must be made in writing, must meet the requirements set forth in our Amended and Restated Bylaws and must be delivered to, or mailed by first class United States mail, postage prepaid, and received by, our Secretary at our principal office no earlier than February 23, 2024 and no later than the close of business on March 25, 2024. However, in the event the 2024 Annual Meeting is scheduled to be held on a date before May 23, 2024, or after August 21, 2024, then such advance notice must be received by us not later than the close of business on the later of (1) the ninetieth (90th) calendar day prior to the 2024 Annual Meeting and (2) the tenth (10th) calendar day following the day on which we first make public disclosure of the date of the 2024 Annual Meeting (or if that day is not a business day for the Company, on the next succeeding business day). Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees under Exchange Act Rule 14a-19 must comply with the notice required under Exchange Act Rules 14a-19.

General Requirements

Each proposal submitted must be a proper subject for stockholder action at the 2024 Annual Meeting, and all proposals and nominations must be submitted to: Secretary, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530. The stockholder proponent must appear in person to present the proposal or nomination at the 2024 Annual Meeting or send a qualified representative to present such proposal or nomination. If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of Rule 14a-8 of the Exchange Act or our Bylaws, the stockholder will not be permitted to present the proposal or nomination for a vote at the 2024 Annual Meeting.

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act

If a stockholder who wishes to present a proposal before the 2024 Annual Meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of stockholder proposals and proposed director nominations, the proxies that our Board solicits for the 2024 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

HOUSEHOLDING OF MATERIALS

We, in addition to some banks, brokers, and other nominee record holders participate in the practice of “householding” notices of internet availability of proxy materials, proxy statements and annual reports. This means that only one copy of our Notice, proxy statement or annual report is sent to multiple stockholders in the same household unless we or such bank, broker or other nominee holder have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of these documents to any stockholder upon request by writing the Company at the following address: Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530, Attention: Mr. Laurence Winoker, Executive Vice President – Treasurer and Chief Financial Officer; or by calling us at the following phone number: (516) 683-6000. Any stockholder who wants to receive separate copies of the Notice, annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact us at the above address and phone number.

OTHER MATTERS

Our management does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies, subject to compliance with Rule 14a-4(c) of the Exchange Act. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Our financial statements are included in our Annual Report for the fiscal year ended December 31, 2022.

Upon the written request of any person who on the record date was a record owner of our common stock, or who represents in good faith that he or she was on such date a beneficial owner of our common stock, we will send to such person, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules, as filed with the SEC. Requests for this report should be directed to Mr. Laurence Winoker, Executive Vice President – Treasurer and Chief Financial Officer, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530.

By Order of our Board of Directors,

/s/ Sara Shindel
Sara Shindel
Secretary

Dated: April 27, 2023

Appendix A

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA:

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Net (loss) income as reported	$(6,166)	$20,801	$(3,007)
Undistributed equity losses (earnings), net	9,467	(807)	(1,258)
Income tax provision	5,728	16,541	9,866
Interest expense	17,205	15,524	17,277
Depreciation and amortization	19,536	22,520	24,664
Mark to market (gain) loss on interest rate derivatives	(1,971)	(1,062)	2,144
Goodwill and other intangible asset impairments	—	14,760	20,100
Stock compensation expense	3,846	5,217	5,951
Restructuring expenses	1,420	—	211
Warehouse relocation and redesign expenses(1)	629	450	1,093
S’well integration costs(2)	1,895	—	—
Acquisition related expenses	1,473	673	285
Wallace facility remediation expense	5,140	500	—
Adjusted EBITDA, before limitation	58,202	95,117	77,326
Pro forma projected synergies adjustment(3)	3,590	—	—
Pro forma adjusted EBITDA, before limitation(5)	61,792	95,117	77,326
Permitted non-recurring charge limitation(4)	(3,589)	—	—
Pro forma Adjusted EBITDA(5)	$58,203	$95,117	$77,326

(1) For the year ended December 31, 2022, warehouse relocation expenses included $0.5 million of expenses related to the International segment and $0.1 million of expenses related to the U.S. segment. For the year ended December 31, 2021, warehouse relocation expenses included $0.1 million of expenses related to the International segment and $0.3 million of expenses related to the U.S. segment. For the year ended December 31, 2020, warehouse relocation expenses related to the International segment.

(2) For the year ended December 31, 2022, S’well integration costs included $0.5 million of expenses related to inventory step up adjustment in connection with S’well acquisition.

(3) Pro forma projected synergies represents the projected cost savings of $2.3 million associated with the reorganization of the International segment’s workforce, $0.9 million associated with the Executive Chairman’s cessation of service in such role, and $0.4 million associated with reorganization of the U.S. segment’s sales management structure.

(4) Permitted non-recurring charges include restructuring expenses, integration charges, Wallace facility remediation expense, and warehouse relocation and redesign expenses. These are permitted exclusions from the Company’s adjusted EBITDA, subject to limitations, pursuant to the Company’s Debt Agreements.

(5) Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax provision (benefit), interest expense, depreciation and amortization, mark to market (gain) loss on interest rate derivatives, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

Adjusted net income (in thousands):

	Year Ended December 31,

	2022	2021
Net income (loss) as reported	$(6,166)	$20,801
Adjustments:
Acquisition related expenses	1,473	673
Restructuring expenses	1,420	—
S’well Integration costs(1)	1,895	—
Warehouse relocation and redesign expenses(2)	629	450
Impairment of Grupo Vasconia investment	6,168	—
Mark to market (gain) on interest rate derivatives	(1,971)	(1,062)
Intangible assets impairments	—	14,760
Gain on change in ownership in equity method investment	—	(2,703)
Foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss	—	3,404
Wallace facility remediation expense	5,140	500
Income tax effect on adjustments	(1,922)	(28)
Adjusted net income (3)	$6,666	$36,795

(1) For the year ended December 31, 2022, S’well integration costs included $0.5 million of expenses related to inventory step up adjustment in connection with S’well acquisition.

(2) For the year ended December 31, 2022 warehouse relocation expenses included $0.5 million of expenses related to the International segment and $0.1 million of expenses related to the U.S. segment. For the year ended December 31, 2021, warehouse relocation expenses included $0.1 million of expenses related to the International segment and $0.3 million of expenses related to the U.S. segment.

(2) Adjusted net income in the year ended December 31, 2022, excludes acquisition related expenses, restructuring expenses, S’well integration costs, warehouse relocation and redesign expenses, impairment of Grupo Vasconia investment, mark to market (gain) on interest rate derivatives, and Wallace facility remediation expense. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments. Adjusted net income in the year ended December 31, 2021, excludes acquisition expenses, warehouse relocation expenses, mark to market (gain) on interest rate derivatives, intangible asset impairments, gain on change in ownership in equity method investment, foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss, and Wallace facility remediation expense. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

Adjusted income from operations (in thousands):

	Year Ended December 31,

	2022	2021
Income from operations	$24,263	$50,842
Excluded non-cash charges:
Acquisition related expenses	1,473	673
Restructuring expenses	1,420	—
S’well integration costs	1,895	—
Warehouse relocation and redesign expenses(1)	629	450
Intangible asset impairments	—	14,760
Wallace facility remediation expense	5,140	500
Total adjustments	$10,557	$16,383
Adjusted income from operations (2)	$34,820	$67,225

(1) For the year ended December 31, 2022, the warehouse relocation and redesign expenses included $0.5 million of expenses related to the International segment and $0.1 million of expenses related to the U.S. segment. For the year ended December 31, 2021, warehouse relocation expenses included $0.1 million of expenses related to the International segment and $0.3 million of expenses related to the U.S. segment.

(2) Adjusted income from operations for the year ended December 31, 2022 and December 31, 2021, excludes acquisition related expenses, restructuring expenses, S’well integration costs, warehouse relocation and redesign expenses, intangible asset impairments, and Wallace facility remediation expense.

C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT LINE SACKPACK 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/LCUT or scan the QR code – login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LCUT Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals – The Board of Directors recommends a vote FOR all nominees for director, FOR Proposal 2 and FOR Proposal 3. 1. ELECTION OF DIRECTORS 01 - Jeffrey Siegel For Against Abstain 02 - Robert B. Kay For Against Abstain 03 - Rachael A. Jarosh For Against Abstain 04 - Cherrie Nanninga 05 - Craig Phillips 06 - Veronique Gabai-Pinsky 07 - Bruce G. Pollack 08 - Michael J. Regan 09 - Michael Schnabel 2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023. For Against Abstain 3. TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE 2022 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS. For Against Abstain Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below (Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.) Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND J N T C 1234567890 1 U P X 5 7 6 2 5 9 03T0BD

The 2023 Annual Meeting of Stockholders of Lifetime Brands, Inc. will be held on Thursday, June 22, 2023 at 10:30 a.m., Eastern Time, virtually via the internet at www.meetnow.global/MDCWV2T. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Proxy materials for the Annual Meeting of Stockholders are available at: www.envisionreports.com/LCUT Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/LCUT IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy – LIFETIME BRANDS, INC. This Proxy is solicited on behalf of the Board of Directors Jeffrey Siegel and Robert B. Kay, and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution to vote and otherwise act on behalf of the undersigned with all powers that the undersigned would have if personally present at the 2023 Annual Meeting, with respect to all shares of Common Stock, $0.01 par value, of LIFETIME BRANDS, INC. standing in the name of the undersigned on the Company’s books at the close of business on April 25, 2023, at the Annual Meeting of Stockholders to be held virtually via the Internet at 10:30 a.m., Eastern Time, on June 22, 2023 or at any adjournment(s) or postponement(s) thereof (the “2023 Annual Meeting”), as directed on the reverse side. The undersigned acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement. The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described 2023 Annual Meeting or any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The proxy holder is authorized to act, in accordance with his or her discretion, upon all matters incident to the conduct of the meeting and upon other matters that properly come before the 2023 Annual Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. This proxy when properly executed will be voted in the manner directed herein. If no direction is made with respect to any proposal, this proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. (Continued and to be signed on reverse side.) Non-Voting Items Change of Address – Please print new address below. Comments – Please print your comments below.